UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|


Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to s.240.14a-12


                     National Atlantic Holdings Corporation
                (Name of Registrant as Specified In Its Charter)

     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.

|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, no par value, of National Atlantic Holdings Corporation ("National Atlantic Common Stock")

     (2)  Aggregate number of securities to which transaction applies:
          11,020,387 shares of National Atlantic Common Stock Options to purchase 161,250 shares of National Atlantic Common Stock Stock appreciation rights with respect to 542,002 shares of National Atlantic Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          The filing fee was determined based upon the sum of (A) 11,020,387 shares of National Atlantic Common Stock multiplied by $6.25 per share; (B) options to purchase 161,250 shares of National Atlantic Common Stock with exercise prices less than $6.25 multiplied by $3.06 (which is the difference between $6.25 and the weighted average exercise price of such options of $3.19 per share); and (C) stock appreciation rights with respect to 60,000 shares of National Atlantic Common Stock with exercise prices less than $6.25 multiplied by $2.32 (which is the difference between $6.25 and the average exercise price of such stock appreciation rights of $3.93 per share).

     (4)  Proposed maximum aggregate value of transaction:
          $69,510,043.75

     (5)  Total fee paid:
          $13,902.

|X|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     National Atlantic Holdings Corporation
                                  4 Paragon Way
                           Freehold, New Jersey 07728

                                             [ ], 2008

Dear Shareholder:

On behalf of the Board of Directors of National Atlantic Holdings Corporation, I am pleased to invite you to a special meeting of the Shareholders of National Atlantic to be held on June 23, 2008 at 9:30 a.m. Eastern Daylight Time. The special meeting will take place at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey 08520.

At the special meeting, we will ask you to approve (i) the Agreement and Plan of Merger ("Merger Agreement") dated as of March 13, 2008 and subsequently amended and restated, among Palisades Safety and Insurance Association, Apollo Holdings, Inc., and National Atlantic and the merger contemplated thereby (the "Merger") and (ii) any adjournment or postponement of the special meeting, if deemed necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to approve the Merger Agreement. If the Merger is completed, each share of common stock of National Atlantic issued and outstanding immediately prior to the Merger will be converted into the right to receive $6.25 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement.

The National Atlantic Board of Directors has approved the Merger Agreement and the Merger, and has declared the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement advisable and in the best interests of National Atlantic and its shareholders. The National Atlantic Board of Directors recommends that you vote "FOR" the proposal to approve the Merger Agreement and the Merger and "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of the approval of the Merger Agreement and Merger at the time of the special meeting.

The Merger may not be completed unless it is approved by the affirmative vote of the majority of the votes cast by holders of shares of Company common stock at the special meeting. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the Merger Agreement and the transactions contemplated by the Merger Agreement. We encourage you to carefully read the accompanying proxy statement, including the appendices.

Your vote is very important. If you fail to vote by proxy or in person, or fail to instruct your broker or other nominee on how to vote, it will have no effect on the vote to approve the Merger Agreement and Merger.

Whether or not you plan to attend the special meeting, please take time to vote by completing and mailing to us the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or other nominee. The enclosed proxy card contains instructions regarding voting.

Thank you for your cooperation and support.

Sincerely,


James V. Gorman
Chief Executive Officer of National Atlantic Holdings Corporation

This proxy statement is dated [ ], 2008 and is first being mailed to shareholders on or about May 29, 2008.

                     National Atlantic Holdings Corporation
                                  4 Paragon Way
                           Freehold, New Jersey 07728

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            To be Held June 23, 2008

To the Shareholders:

Notice is hereby given that the special meeting of shareholders of National Atlantic Holdings Corporation (the "Company") will be held at 9:30 a.m. Eastern Daylight Time, on June 23, 2008, at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey 08520. The purposes of the special meeting will be to consider and vote upon:

o a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 13, 2008 and subsequently amended and restated, among Palisades Safety and Insurance Association, Apollo Holdings, Inc., and the Company and the Merger;

o a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes represented in person or by proxy to approve the Merger Agreement at the time of the special meeting; and

o the transaction of such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only those persons who were holders of record of shares of Company common stock at the close of business on May 22, 2008 will be entitled to notice of, and to attend and to vote, at the special meeting or any adjournment or postponement thereof. As of the record date, there were 11,020,387 shares of Company common stock outstanding. Each shareholder is entitled to one vote for each common share owned on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote. The affirmative vote of a majority of the votes cast by holders of shares of Company common stock at the special meeting is required to approve the Merger Agreement.

Our Board of Directors has approved the Merger Agreement and the Merger and has determined that the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement are in the best interests of the Company and its shareholders.

The Company's Board of Directors recommends that shareholders vote "FOR" the proposal to approve the Merger Agreement and the Merger and "FOR" the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

                                             By Order of the Board of Directors,



                                             Douglas A. Wheeler, Esq.
                                             Secretary

Dated [ ], 2008

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE FOR MAILING IS ENCLOSED FOR YOUR CONVENIENCE. INSTRUCTIONS FOR DOING SO ARE PROVIDED IN THE PROXY STATEMENT AND ON THE PROXY CARD.

                                TABLE OF CONTENTS

                                                                                                               PAGE
SUMMARY...........................................................................................................1
QUESTIONS AND ANSWERS.............................................................................................6
RISK FACTORS......................................................................................................9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................11
THE SPECIAL MEETING..............................................................................................12
     Time, Place and Purpose of the Special Meeting..............................................................12
     Record Date, Quorum and Required Vote.......................................................................12
     How Shares Will Be Voted at the Special Meeting.............................................................12
     How to Vote Your Shares.....................................................................................13
          Vote by Proxy..........................................................................................13
          Vote at the Special Meeting............................................................................13
     How to Change or Revoke Your Vote...........................................................................13
     Solicitation of Proxies.....................................................................................13
     Adjournments and Postponements..............................................................................14
     No Right to Dissent or Associated Rights of Appraisal.......................................................14
THE MERGER.......................................................................................................15
     Background of the Merger....................................................................................15
     Reasons for the Merger......................................................................................23
     Opinion of Financial Advisor................................................................................26
     Projected Financial Information.............................................................................32
     Interests of National Atlantic's Directors and Executive Officers in the Merger.............................34
     Treatment of Options and Other Awards.......................................................................34
          Options................................................................................................34
          Stock Appreciation Rights..............................................................................35
     Indemnification and Benefits Provisions in the Merger Agreement.............................................36
     Change of Control Transactions..............................................................................36
     Recommendation of Our Board of Directors....................................................................37
     Certain U.S. Federal Income Tax Consequences................................................................38
     Certain Effects of the Merger...............................................................................39
     Effects on the Company and Our Shareholders If the Merger Is Not Completed..................................39
     Regulatory Matters..........................................................................................40
     Voting Agreement............................................................................................41
     Delisting and Deregistration of Common Stock................................................................41
     Litigation Relating to the Merger...........................................................................41
     Form A Filing with the New Jersey Department of Banking and Insurance to Acquire Control of a
          Domestic Insurer by shareholder Hovde Capital Advisors, LLC, et al.....................................42
THE MERGER AGREEMENT.............................................................................................43
     Structure and Effective Time................................................................................43
     Merger Consideration........................................................................................43
     Treatment of Company Equity Awards..........................................................................43
          Options................................................................................................43
          Stock Appreciation Rights..............................................................................43
     Exchange of Share Certificates..............................................................................44
     Representations and Warranties..............................................................................44


                                       i

     Conduct of Business Pending Merger..........................................................................46
     Preparation of Proxy Statement; Shareholders Meeting........................................................47
     Access to Information; Confidentiality......................................................................48
     Reasonable Best Efforts.....................................................................................48
     Acquisition Proposals.......................................................................................49
     Fees and Expenses...........................................................................................51
     Certain Actions.............................................................................................51
     Indemnification.............................................................................................51
     Benefit Plans...............................................................................................52
     Non-Compete.................................................................................................52
     Other Covenants and Agreements..............................................................................53
     Conditions Precedent........................................................................................53
     Termination.................................................................................................55
     Termination Fee.............................................................................................56
     Termination Damages.........................................................................................56
     Governing Law...............................................................................................57
     Amendment, Extension and Waiver.............................................................................57
THE VOTING AGREEMENT.............................................................................................58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS..................................................................59
SHAREHOLDINGS OF DIRECTORS AND MANAGEMENT........................................................................59
MARKET PRICE OF NATIONAL ATLANTIC HOLDINGS CORPORATION COMMON STOCK..............................................62
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS........................................................................63
FUTURE SHAREHOLDERS PROPOSALS....................................................................................63
OTHER MATTERS....................................................................................................63
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION......................................................................63

EXHIBITS

Exhibit A - Agreement and Plan of Merger, dated March 13, 2008 and
              subsequently amended and restated                              A-1
Exhibit B - Voting Agreement                                                 B-1
Exhibit C - Opinion of Banc of America Securities LLC, dated March 9, 2008 C-1 Exhibit D - Form of Amended and Restated Certificate of Incorporation
              and Bylaws                                                     D-1

                                     SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a Company shareholder or that you should consider before voting on the Merger. To understand the Merger more fully, you should carefully read this entire proxy statement and all of its Exhibits, including the Merger Agreement, which is attached as Exhibit A, before voting on whether to approve the Merger Agreement. We prepared and supplied all information in this proxy statement, except for the descriptions of Palisades Safety and Insurance Association and Apollo Holdings, Inc., which were supplied by Palisades. We encourage you to carefully read this entire document and the documents to which we have referred you. In this proxy statement, the terms "National Atlantic", "Company," "we", "our", "ours", and "us" refer to National Atlantic Holdings Corporation.

Capitalized terms used in this section are defined elsewhere in this proxy statement or in the Merger Agreement, which is attached hereto as Exhibit A.

The Parties to the Merger

National Atlantic Holdings Corporation
4 Paragon Way
Freehold, New Jersey 07728

     National Atlantic Holdings Corporation (the "Company"), based in Freehold, New Jersey, was established in 1994. National Atlantic Holdings Corporation and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey. The Company's flagship insurance product to personal insurance customers is the "High Proformance Policy." This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess and specialty property liability coverage. For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations. The Company distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in the Company in order to represent the Company as an agent. The Company offers insurance products through its subsidiary, Proformance Insurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency. As of December 31, 2007, Proformance Insurance Company was the twelfth largest provider of private passenger auto insurance in New Jersey, based on direct written premiums of companies writing more than $5 million of premiums annually over the past three years, according to A.M. Best Company.

Palisades Safety and Insurance Association
Connell Corporate Center II
2 Connell Drive
Berkeley Heights, New Jersey 07922

     Palisades Safety and Insurance Association ("Palisades"), based in New Jersey, is an independent agency company that is committed to providing competitive rates for safe drivers and exceptional customer service to New Jersey drivers. Insurance is underwritten by Palisades Safety and Insurance Association and Palisades Insurance Company.

Apollo Holdings, Inc.
c/o Palisades Safety and Insurance Association
Connell Corporate Center II
2 Connell Drive
Berkeley Heights, New Jersey 07922

     Apollo Holdings, Inc. (the "Merger Sub"), a New Jersey corporation, is a direct, wholly owned subsidiary of Palisades and was formed solely for the purpose of consummating the Merger. The Merger Sub is not engaged in any business except as contemplated by the Merger Agreement. It is anticipated that, subject to the terms and conditions of the Merger Agreement, the Merger Sub will be merged with and into the Company resulting in the Company becoming a wholly owned subsidiary of Palisades. The Merger Sub's separate existence will end upon the consummation of the Merger.

The Special Meeting (page 12)

     Date, Time and Place

     This proxy statement is being furnished to Company shareholders as part of the solicitation of proxies by the Company's Board of Directors for use at the special meeting to be held on June 23, 2008 at 9:30 a.m. Eastern Daylight Time, at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey 08520.

     Matters to be Considered

     You will be asked to consider and vote upon the approval of the Merger Agreement and the Merger. In addition, we are also asking for you to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes represented in person or by proxy to approve the Merger Agreement and the Merger at the time of the special meeting.

     Record Date and Quorum

     If you own shares of Company common stock at the close of business on May 22, 2008, the record date for the special meeting, you will be entitled to vote at the special meeting. You have one vote for each share of Company common stock owned on the record date. As of May 22, 2008, there were 11,020,387 shares of Company common stock outstanding.

     Required Vote

     Approval of the Merger Agreement and the Merger requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock at the special meeting. As a condition to the execution of the Merger Agreement, James V. Gorman executed a voting agreement pursuant to which he agreed, among other things, to vote his shares in favor of the recommendation of the Board of Directors to the holders of shares of common stock. As of the record date, Mr. Gorman is entitled to vote 1,512,140 shares of Company common stock, representing 13.7 percent of shares of Company common stock outstanding and entitled to vote as of the record date. Abstentions and broker non-votes will be counted as present for determining the presence or absence of a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will have no effect on the vote to approve the Merger Agreement and the Merger.

     The proposal to adjourn or postpone the special meeting, if necessary or appropriate, requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock represented in person or by proxy at the special meeting. Abstentions and broker non-votes will have no effect on the vote to adjourn or postpone the special meeting.

     Voting by Proxy

     You may submit your proxies by mail. Instructions for submitting your proxies are included on the proxy card. If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Please contact your broker or nominee to determine how to vote. If you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.

     Revocability of Proxy

     If your shares of Company common stock are in your name as a shareholder of record, you may change or revoke your proxy at any time so long as the change or revocation is received by the Company before the vote is taken at the special meeting. You may change or revoke your vote by:

     o    Submitting a later-dated proxy card;
     o Notifying in writing our Secretary, Douglas A. Wheeler, Esq., at 4 Paragon Way, Freehold, New Jersey 07728; or
     o Voting in person at the special meeting (your attendance alone will not, by itself, revoke your proxy).

     If your shares of Company common stock are held in street name by a broker or nominee, you should follow the instructions of your broker or nominee regarding the change or revocation of proxies. Contact your broker or nominee to determine how to change or revoke your proxy.

     Adjournment and Postponement

     Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger at the time of the special meeting. To adjourn the special meeting for this purpose, the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock represented at the meeting, whether in person or by proxy, is required to approve the proposal to adjourn the special meeting. The adjournment or postponement proposal only relates to an adjournment of the special meeting for the purpose of soliciting additional proxies for the approval of the proposal to approve the Merger Agreement and to approve of the Merger.

     Shares Owned by Company Directors and Executive Officers

     As of May 22, 2008, our Directors and Executive Officers owned approximately 16.3 percent of the outstanding shares of Company common stock.

Background of the Merger (page 15)

     A description of the process we undertook, which led to the proposed Merger, including our discussions with Palisades, is included in the proxy statement under "THE MERGER--Background of the Merger."

The Merger Agreement (Exhibit A) (page 43)

     Structure and Effective Time

     The Merger Agreement provides for the acquisition of the Company by Palisades through a Merger of Merger Sub with and into the Company with the Company continuing as the surviving entity. Immediately following the Merger, the Company will be a wholly-owned subsidiary of Palisades. We sometimes refer to National Atlantic after the completion of the Merger as the surviving corporation. The effective time of the Merger shall occur at the time of filing of the Certificate of Merger with the Secretary of State of the State of New Jersey, in such form as required by, and executed in accordance with the relevant provisions of, the New Jersey Business Corporation Act, or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). We expect to complete the Merger during the third quarter of 2008.

     Merger Consideration

     Each common share of the Company, which we refer to as the "shares of Company common stock," issued and outstanding immediately prior to the Effective Time (other than shares of Company common stock owned by us and our subsidiaries) will be converted into the right to receive $6.25 in cash, without interest. The cash into which the shares of Company common stock and outstanding awards are to be exchanged, subject to adjustment as provided in the Merger Agreement, is referred to herein as the "Merger Consideration."

     Payment Procedures

     Promptly after the Effective Time of the Merger, Palisades shall cause the exchange agent to mail a letter of transmittal and instructions to each holder of shares of Company common stock. The letter of transmittal and instructions will tell you how to surrender your Company share certificates or shares you may hold represented by book entry in exchange for the Merger Consideration. You will not be entitled to receive the Merger Consideration until you surrender your stock certificate or certificates (or book-entry shares) to the Exchange Agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. Any portion of the Merger Consideration remaining unclaimed by holders of the Company common stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled thereto.

     Conditions to Completion of the Merger

     The Merger is subject to approval by the New Jersey Department of Banking and Insurance. Our obligations and the obligations of Palisades to complete the Merger are subject to the satisfaction or waiver of other specified conditions set forth in the Merger Agreement, including a minimum level of shareholders equity of the Company and total capital and surplus of Proformance Insurance Company, and an A.M. Best Financial Strength Rating of Proformance Insurance Company of at least "B-" or better. See "THE MERGER AGREEMENT-Conditions Precedent" beginning on page 53.

     Acquisition Proposals

     We have agreed not to take certain actions that would solicit or encourage an alternative proposal to the Merger. However, under certain circumstances, and in furtherance of our fiduciary duties under New Jersey law, we may respond to an unsolicited alternative proposal. We have also agreed to recommend to our shareholders the approval of the Merger, unless our Board of Directors determines in good faith, after consultation with outside legal counsel, that taking such action would violate its fiduciary duties to shareholders of National Atlantic under applicable law. We describe these provisions in more detail under "THE MERGER AGREEMENT-Acquisition Proposals" beginning on page 49.

     Termination of the Merger Agreement

     The Merger Agreement will terminate upon mutual written consent by us and Palisades. In addition, we or Palisades may terminate the Merger Agreement under specified circumstances set forth in the Merger Agreement.

     Termination Fees if the Merger Is Not Completed

     We must pay Palisades a termination fee of $2,100,000 if the Merger Agreement is terminated under certain circumstances (and reimbursement of expenses of up to $1,500,000 in certain circumstances). For more information on the termination fee, please see the section entitled "THE MERGER AGREEMENT--Termination Fee." Furthermore, if the Company's shareholders fail to approve the Merger, we must reimburse the expenses incurred by Palisades in connection with the Merger Agreement and the Merger, subject to a $1,500,000 cap.

     Palisades has agreed to pay the Company termination damages in various amounts ranging from $8,000,000 to $1,000,000 in the event that the Merger is not completed for various reasons. The payment of any such fees is the Company's sole and exclusive remedy against Palisades and the Merger Sub for failure to complete the Merger. See "THE MERGER AGREEMENT--Termination Damages."

Recommendation of Our Board of Directors (page 37)

     Our Board of Directors has approved and adopted the Merger Agreement and the Merger and recommends that our shareholders vote "FOR" the approval of the Merger Agreement and the Merger. In reaching that recommendation, our Board considered a variety of business, financial, and market factors, and consulted with our financial advisor and legal counsel. See "THE MERGER--Recommendation of Our Board of Directors."

Opinion of Financial Advisor (Exhibit C) (page 26)

     In connection with the Merger, Banc of America Securities LLC, the Company's financial advisor, delivered to our Board of Directors a written opinion, dated March 9, 2008, as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by holders of Company common stock. The full text of the written opinion, dated March 9, 2008, of Banc of America Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Exhibit C to this document and is incorporated by reference herein in its entirety. Banc of America Securities provided its opinion to our Board of Directors for the benefit and use of our Board of Directors in connection with and for purposes of its evaluation of the consideration from a financial point of view. Banc of America Securities' opinion does not address any other term or aspect of the Merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed Merger. See "THE MERGER--Opinion of Financial Advisor."

Interests of the Company's Directors and Executive Officers in the Merger (page 34)

     In considering the recommendation of the Board of Directors, you should be aware that our Directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts of interest. See "THE MERGER--Interests of National Atlantic's Directors and Executive Officers in the Merger."

Effects on the Company and our Shareholders if the Merger is not Completed (page 39)

     If the Merger is not approved by our shareholders or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company. In addition, if the Merger Agreement is terminated under certain circumstances, the Company may be obligated to pay a $2,100,000 termination fee to Palisades. Furthermore, if the Company's shareholders fail to approve the Merger, we must reimburse the expenses incurred by Palisades in connection with the Merger Agreement and the Merger, subject to a $1,500,000 cap.

Certain U.S. Federal Income Tax Consequences (page 38)

     The Merger will be considered a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local and other tax laws. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you in light of your particular circumstances. See "THE MERGER--Certain U.S. Federal Income Tax Consequences."

Regulatory Matters (page 40)

     Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Merger may not be completed until we and Palisades have made certain filings with the United States Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. On March 27, 2008, we and Palisades filed notification reports under the HSR Act with the Federal Trade Commission and the Department of Justice. On April 4, 2008, the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the Merger.

     The Merger is also subject to state statutes and regulations regarding the insurance industry. Because the Company is domiciled in New Jersey, New Jersey law requires that, prior to the acquisition of an insurance company, the acquiring party must obtain approval from the insurance commissioner of the New Jersey Department of Banking and Insurance. Accordingly, on April 3, 2008, Palisades filed a draft of the necessary application with the New Jersey Department of Banking and Insurance. The Merger is conditioned upon obtaining approval from the New Jersey Department of Banking and Insurance.

                              QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, "Company," "we," "our," "us" and similar words in this proxy statement refer to National Atlantic Holdings Corporation. In addition, we refer to Palisades Safety and Insurance Association as "Palisades" and to Apollo Holdings, Inc. as "Merger Sub." Capitalized terms used in this section are defined elsewhere in this proxy statement or in the Merger Agreement, which is attached hereto as Exhibit A.

Q.   Why did I receive this proxy statement and proxy card?

A. You received this proxy statement and proxy card because you are being asked to vote in connection with a special meeting of the Company's shareholders and because you owned shares of Company common stock as of May 22, 2008. We refer to this date as the record date. This proxy statement contains important information about the special meeting and the business to be transacted at the special meeting. You should carefully read this proxy statement, including its appendices and the other documents we refer to in this proxy statement, because they contain important information about the Merger, the Merger Agreement and the special meeting of the shareholders of the Company. The enclosed voting materials allow you to vote your shares without attending the special meeting.

     Your vote is very important. We encourage you to vote as soon as possible.

Q.   When and where is the special meeting?

A. The special meeting will be held on June 23, 2008, at 9:30 a.m. Eastern Daylight Time, at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey 08520.

Q. What is the purpose of the special meeting and what am I being asked to vote on?

A. At the special meeting, you are being asked to vote on a proposal to approve the Merger Agreement and the Merger. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub, a direct and wholly-owned subsidiary of Palisades, will merge with and into the Company. Upon the consummation of the Merger, the Merger Sub's separate corporate existence will cease and the Company shall continue its corporate existence under New Jersey law as the surviving corporation in the Merger and a wholly-owned subsidiary of Palisades. A copy of the Merger Agreement is attached to this proxy statement as Exhibit A.

     In addition, you are being asked to vote on a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to approve the Merger Agreement.

Q.   When is the Merger expected to be completed?

A. We are working toward completing the Merger and currently expect that the Merger will be completed in the third quarter of 2008. However, the exact timing of the completion of the Merger cannot be predicted. Either party to the Merger Agreement may terminate the Merger Agreement if the Merger is not completed by September 5, 2008. To complete the Merger, shareholder approval and approval of the New Jersey Department of Banking and Insurance must be obtained, in addition to other conditions that must be satisfied or waived.

Q. If the Merger is completed, what will I receive for my shares of Company common stock?

A. If the Merger is completed, you will be entitled to $6.25 in cash, without interest and less any applicable withholding tax for each share of our common stock you own.

Q.   How does the Company's Board recommend I vote?

A. Our Board of Directors recommends that you vote "FOR" the proposal to approve the Merger Agreement and the Merger and "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

     See THE MERGER - Reasons for the Merger; Recommendation of the Board of Directors, beginning on page 23 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Merger Agreement to our shareholders.

Q.   How many votes do I have?

A. You have one vote for each share of our common stock you own as of May 22, 2008, the record date for the special meeting.

Q. What is the quorum requirement and required vote to approve the Merger Agreement and the Merger?

A. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote is necessary to constitute a quorum for the transaction of business of the special meeting.

     Approval of the Merger Agreement and the Merger requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock at the special meeting.

Q.   What do I need to do now?

A. Even if you plan to attend the special meeting in person, after carefully reading and considering the information presented in the proxy statement, if you hold your shares in your own name as shareholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card. If you return your signed proxy card without marking the boxes showing how you wish to vote, your shares will be voted "FOR" the proposal to approve the Merger Agreement and the Merger and "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. You can also attend the special meeting and vote.

Q.   What does it mean if I receive more than one proxy card?

A. If you have shares of our common stock that are registered differently or in more than one account, you may receive more than one proxy card. Please follow the direction for voting on each of the proxy cards you receive to ensure that all of these shares are voted. Each proxy card should be voted and returned separately to ensure all of these shares are voted.

Q. If my broker or bank holds my shares in "street name," will my broker or bank vote my shares for me?

A. Your broker, bank or other nominee will vote your shares only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not instruct your broker, bank or other nominee on how to vote your shares, your shares will not be voted and will have no effect on the vote to approve the Merger Agreement and the Merger.

Q.   May I change my vote after I have voted?

A. Yes, so long as the change is received by the Company before the vote is taken at the special meeting. You may change your vote for shares of Company common stock you hold in your own name as shareholder of record by

     o    Submitting a later-dated proxy card;

     o Notifying in writing our Secretary, Douglas A. Wheeler, Esq., at 4 Paragon Way, Freehold, New Jersey 07728; or

     o Voting in person at the special meeting (your attendance alone will not, by itself, revoke your proxy).

Q.   Should I send in my share certificates now?

A. No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your common share certificates for the merger consideration. If your shares are held in street name with a broker or other nominee, you will receive instructions from your broker or other nominee as to how to effect the surrender of your shares in exchange for the merger consideration. PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY.

Q.   May I attend the special meeting in person?

A. Yes. All holders of shares of Company common stock, including shareholders of record and shareholders who hold their shares through banks, brokers or other nominees, as of the close of business on May 22, 2008, the record date for the special meeting, may attend the special meeting in person. Valid identification materials are required, however, to attend the special meeting. See THE SPECIAL MEETING - How to Vote Your Shares for additional information.

Q.   Will I owe taxes as a result of the Merger?

A. The Merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local and other tax laws. You should consult your own tax advisor for a full understanding of the tax consequences of the Merger to you in light of your particular circumstances. See "THE MERGER--Certain U.S. Federal Income Tax Consequences" beginning on page 38.

Q.   Who can help answer my other questions?

A. If you need assistance in submitting your proxy or voting your shares of common stock, or if you have additional questions about the Merger, please call Douglas A. Wheeler, Esq., our Secretary, at (732) 665-1318. If your broker holds your shares, you should also call your broker for additional information.

Q.   Where can I find more information about the Company?

A. We submit filings to the Securities and Exchange Commission, which we refer to in this proxy statement as the SEC. You may obtain a free copy of this proxy statement, as well as other documents filed by National Atlantic Holdings Corporation with the SEC, at the SEC's free internet site, http://www.sec.gov. Free copies of our SEC filings are also available on our internet site at http://www.national-atlantic.com. You may also obtain such documents by request to Investor Relations, National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, New Jersey 07728, telephone:
     732-665-1145.

                                  RISK FACTORS

You should carefully consider the following factors and other information contained in this proxy statement before approving the Merger.

If the Merger is not completed, our business could be materially and adversely affected and the value of your shares of the Company could decline.

     The Merger is subject to closing conditions, including customary closing conditions such as approval by the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock at the special meeting and the New Jersey Department of Banking and Insurance. Because of these closing conditions, the Merger may not be completed or may not be completed in the expected time period, and the Merger Agreement may be terminated. As a consequence of the failure of the Merger to be completed, as well as of some or all of these potential effects of the termination of the Merger Agreement, our business could be materially and adversely affected, making it more difficult to retain employees and existing customers and to generate new business.

The fact that there is a Merger pending could have an adverse effect on our business, revenue and results of operations.

     While the Merger proposal is pending, we are subject to a number of risks that may adversely affect our business, revenue and results of operations, including:

     o the diversion of management and employee attention and the unavoidable disruption to our relationships with our partners and customers may detract from our ability to operate our business;

     o significant restrictions in the Merger Agreement on the conduct of our business prior to completion of the Merger, including requiring us to conduct our business only in the ordinary course, may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

     o potential downgrade of the Company's financial strength rating by the A.M. Best Company;

     o some of our employees may choose to terminate their employment with us during this period of uncertainty, thereby disrupting the quality of our service;

     o we may be unable to respond effectively to competitive pressures, industry developments and future opportunities; and

     o we have and will continue to incur significant expenses related to the Merger prior to its closing.

If the Merger is completed, you will no longer be a Company shareholder.

     Upon completion of the Merger, you will no longer be a Company shareholder and will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value. In addition, you will no longer be entitled to or receive any dividends from the Company.

If the Merger is not completed, we may not be able to negotiate an equal or higher price for the Company in the future.

     The Merger contemplated by the Merger Agreement and this proxy statement was the product of a long process to obtain the highest possible aggregate consideration for the purchase of the Company and its subsidiaries. For a more detailed discussion of the process the Company engaged in to ascertain the highest possible price for its shareholders, see "THE MERGER--Background of the Merger." If the Merger is not completed, we may not be able to negotiate an equal or higher price for the Company in the future.

The "no solicitation" restriction in the Merger Agreement and the termination fee and reimbursement expenses may discourage other companies from trying to acquire us.

     While the Merger Agreement is in effect, we are prohibited from soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Palisades. This provision does not prevent unsolicited superior offers, of which the Board of Directors has a fiduciary responsibility to consider. The possibility that the $2.1 million termination fee and reimbursement of Palisades' out-of-pocket expenses of up to $1.5 million payable by the Company under specified circumstances if the Company enters into an alternative transaction may discourage a competing proposal to acquire the Company.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this proxy statement may include forward-looking statements that reflect our current views with respect to future events and performance. These forward-looking statements may apply to us specifically or the insurance industry generally. Statements that include the words "expect," "intend," "believe," "may," "should," "anticipate," "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

     All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to those described under "Risk Factors" and the following:

     o    risks that the Merger will not be completed;

     o    risks that regulatory approval may not be obtained for the Merger;

     o legislative, regulatory or other legal developments that could have the effect of delaying or preventing the Merger;

     o uncertainty as to the timing of obtaining regulatory approvals and clearance;

     o the reaction of our customers, partners and employees to the proposed Merger and the consequent effect on our business;

     o risks associated with the industry in which we operate, including competitive and other factors; and

     o    costs and other effects associated with ongoing or future litigation.

     Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee completion of the Merger, future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     All information contained in this proxy statement specifically relating to Palisades and the Merger Sub has been supplied by Palisades.

                               THE SPECIAL MEETING


Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of a solicitation by our Board of Directors for use at the special meeting to be held on June 23, 2008, at 9:30 a.m. Eastern Daylight Time, at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey 08520, unless it is postponed or adjourned. The purpose of the special meeting is for our shareholders to consider and vote upon the approval of the Merger Agreement and the Merger. In addition, we are also asking for you to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes represented in person or by proxy to approve the Merger Agreement and the Merger at the time of the special meeting. A copy of the Merger Agreement is attached to this proxy statement as Exhibit A.

Record Date, Quorum and Required Vote

The holders of record of shares of Company common stock as of the close of business on May 22, 2008, the record date set by our Board of Directors for the special meeting, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. As of the record date, there were 11,020,387 shares outstanding of our common stock.

A quorum of shareholders is necessary to take action at the special meeting. The inspectors will determine whether a quorum is present at the special meeting. The presence in person or by proxy of the holders of shares of Company common stock having a majority of the voting power of the outstanding shares of Company common stock as of the record date shall constitute a quorum for the purpose of considering proposals. Shares of common stock represented at the special meeting but not voted, including proxies that have been received but for which shareholders have abstained and "broker-non votes," as defined in "THE SPECIAL MEETING - How Shares Will Be Voted at the Special Meeting," will be treated as present at the special meeting for purposes of determining the presence of a quorum. In the event a quorum is not present at the special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Each holder of record shares of Company common stock as of the close of business on the record date of the special meeting is entitled to cast one vote per share at the special meeting on each proposal. Approval of the Merger Agreement and the Merger requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock at the special meeting. As a condition to the execution of the Merger Agreement, James V. Gorman executed a voting agreement pursuant to which he agreed, among other things, to vote his shares in favor of the recommendation of the Board of Directors to the holders of shares of Company common stock. The Board of Directors recommended that the holders of shares of Company common stock approve the Merger Agreement and the Merger. As of the record date, Mr. Gorman is entitled to vote 1,512,140 shares of Company common stock, representing 13.7 percent of shares of Company common stock outstanding and entitled to vote as of the record date. As of May 22, 2008, our Directors and Executive Officers owned approximately 16.3 percent of the outstanding shares of Company common stock.

How Shares Will Be Voted at the Special Meeting

All shares of Company common stock represented by properly executed proxies received before or at the special meeting and not properly revoked will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the approval of the Merger Agreement and the Merger and "FOR" any adjournment or postponement of the special meeting, if necessary. An abstention will have no effect on the vote to approve the Merger Agreement and the Merger. Any vote "AGAINST" approval of the Merger Agreement and the Merger will not be voted "FOR" any adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of approval of the Merger Agreement or approval of the Merger. If shares of common stock are held in street name through a broker, bank or other nominee, then the broker, bank or other nominee may only vote your share in accordance with your instructions. If you do not give specific instructions to your nominee on how to vote on the proposal, the nominee will not have the authority to vote on the proposal, which is called a "broker non-vote." Broker non-votes will have no effect on the vote to approve the Merger Agreement and the Merger.

How to Vote Your Shares

You must either submit your proxy by returning the enclosed proxy card or vote in person at the special meeting for your shares of common stock to be included in the vote.

     Vote by Proxy

If your shares of Company common stock are in your name as a shareholder of record, mark your vote on the enclosed proxy card, sign it correctly, and return it in the envelope provided. If you receive multiple proxy cards because your shares are registered in different names or at different addresses, you should vote each proxy card to ensure all your shares will be counted. To be counted, the proxy must be received by the Company before the vote is taken at the special meeting. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH THE PROXY CARD. If the Merger is completed, shareholders of record will receive a letter of transmittal with instructions on receiving payment.

If your shares of Company common stock are held in street name by a broker or nominee, you should follow the separate voting instructions, if any, of your broker or nominee that are provided by the broker or other nominee with the proxy statement. Contact your broker or nominee to determine how to vote.

     Vote at the Special Meeting

Only shareholders of the Company as of the record date of the special meeting may attend the special meeting. If your shares of Company common stock are in your name as a shareholder of record, you must bring valid photo identification, such as a driver's license or passport, with you to the special meeting to be admitted. If your shares of Company common stock are held in street name by a broker or nominee, you must provide proof of common share ownership, such as a recent brokerage statement or a letter from the nominee that holds your shares, in addition to valid photo identification to be admitted. Properly admitted common shareholders will be entitled to vote at the special meeting.

How to Change or Revoke Your Vote

If your shares of Company common stock are in your name as a shareholder of record, you may change or revoke your proxy at any time so long as the change or revocation is received by the Company before the vote is taken at the special meeting. You may change or revoke your vote by

o    Submitting a later-dated proxy card;

o Notifying in writing our Secretary, Douglas A. Wheeler, Esq., at 4 Paragon Way, Freehold, New Jersey 07728; or

o Voting in person at the special meeting (your attendance alone will not, by itself, revoke your proxy).

If your common stock of the Company is held in street name by a broker or nominee, you should follow the instructions of your broker or other nominee regarding the change or revocation of proxies. Contact your broker or nominee to determine how to change or revoke your proxy.

Solicitation of Proxies

This proxy solicitation is being made and paid by us on behalf of the Board of Directors. Our Directors, Officers and employees may solicit proxies by personal contact, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. Brokers and other nominees may be requested to forward soliciting material to the beneficial owners of shares of Company common stock, and will be reimbursed for their reasonable out-of-pocket expenses if such nominees request to be reimbursed.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are not sufficient votes to approve the Merger Agreement or approve the Merger at the time of the special meeting. To adjourn the special meeting for this purpose, the affirmative vote of a majority of the votes cast by the holders of Company common stock at the meeting, whether in person or by proxy, is required to approve the proposal to adjourn the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Company shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed, provided that such revocation is in compliance with the instructions on the enclosed proxy card. The adjournment or postponement proposal only relates to an adjournment of the special meeting for the purpose of soliciting additional proxies for the approval of the proposal to approve of the Merger Agreement and to approve of the Merger. The Board of Directors retains full authority to adjourn or postpone the meeting for any other purpose allowable by law.

No Right to Dissent or Associated Rights of Appraisal

Section 14A:11-1 of the New Jersey Business Corporation Act provides that shareholders of a New Jersey corporation do not have the right to dissent or right to appraisal with respect to shares in a merger for which such shareholders will receive cash. Consequently, holders of Company common stock do not have the right to dissent or right to appraisal under Section 14A:11-1 of the New Jersey Business Corporation Act.

                                   THE MERGER

     The following discussion contains material information pertaining to the Merger. This discussion is subject and qualified in its entirety by reference to the Merger Agreement and the related documents attached as Exhibits to this proxy statement. We urge you to read the entirety of those documents as well as the discussion in this proxy statement.

Background of the Merger

As part of their ongoing evaluation of the Company's business, the Company's Board of Directors and senior management regularly review and assess opportunities to achieve long-term strategic goals and to maximize shareholder value. As part of this review process, senior management reviewed, beginning in August 2007, a variety of strategic alternatives for the Company, including the acquisition of complementary businesses, the sale of the Company, capital raising initiatives, replacement carrier transactions, the entrance into a financial run-off transaction, including through a third-party sale or on a stand-alone basis which would include the discontinuance of operations, as well as stock repurchase programs. Senior management further contemplated as part of its review process the alternative of continuing to operate the Company as an independent publicly-traded company, and the risks and uncertainties associated with such alternative, including the Company's ability to meet its projections for the future results of operations. This final alternative was considered in light of the current and historical condition and results of operations of National Atlantic.

During August of 2007, the Company decided to explore various strategic alternatives because of several factors, including continued adverse claims development and earnings results, which were often significantly below plan and analyst consensus estimates, as well as the difficulty of writing new and renewal policies in the competitive New Jersey market. On August 28, 2007, Banc of America Securities LLC met with the Company's senior management to discuss strategic alternatives including acquisitions, mergers and change of control transactions. In addition, the Company and Banc of America Securities discussed potential partners for each of these alternatives. As a result of this discussion, the Company's senior management concluded that the Company should engage Banc of America Securities to explore various strategic alternatives. Shortly thereafter, the Company, with the assistance of its financial advisor, began drafting a Confidential Information Memorandum (the "CIM") to be shared with prospective partners/buyers of the Company.

Throughout September 2007, Banc of America Securities met with various members of the Company's senior management on numerous occasions, and the Company and its advisors continued to work on the CIM.

On October 2, 2007, the Board held a special meeting to review and discuss a financial condition report presented by senior management. Members of the Company's senior management discussed various recent events, including actuarial and claims issues as well as updated management financial guidance. These issues included adverse actuarial and claims development in the third quarter and the ramifications on the Company's business prospects, including but not limited to the potential downgrade of the Company's A.M. Best rating and the effect thereof on the Company's ability to compete in the competitive New Jersey marketplace. Banc of America Securities then reviewed with the Board certain strategic alternatives available to the Company, including the possibility of a financial run-off of the Company. Banc of America Securities also reviewed the process and projected timeline for the various actions in connection with the search for a potential merger partner/buyer (both financial and strategic) and the Company and Banc of America Securities discussed potential partners/buyers for the Company. Banc of America Securities reviewed and discussed with the Board the content to be included in the CIM. At the conclusion of the meeting, the Board unanimously passed a resolution to proceed with the efforts to pursue strategic alternatives available to the Company to enhance shareholder value.

Throughout October, the Company's senior management continued to work on the CIM with the assistance of its financial advisor. At the Company's request, Banc of America Securities began contacting potential partners/buyers on October 18, 2007, and continued to do so throughout the remainder of October and November. The Company and Banc of America Securities conducted an expansive search encompassing various types of transactions and various potential partners, both domestic and international and financial and strategic. In identifying potential partners, the Company's senior management and Banc of America Securities considered the industry experience and knowledge of each potential partner, as well as the financial capability of each potential partner, in order to develop a broad list of candidates that had a reasonable likelihood of being able to close any potential transaction. In total, on behalf and at the direction of the Company, Banc of America Securities contacted 62 parties, comprised of 32 financial parties and 30 strategic parties, to determine whether there was interest in acquiring or partnering with the Company, and the Company entered into confidentiality agreements with 25 of these parties, consisting of 13 financial parties and 12 strategic parties.

On November 7, 2007, the Company released third quarter 2007 financial results and held an earnings conference call with investors on November 8, 2007. The Company announced a quarterly loss of $0.83 per share on a fully diluted basis.

On November 13, 2007, the Company Board of Directors held a regularly-scheduled meeting. At this meeting, Banc of America Securities provided an update on the process undertaken to evaluate strategic alternatives. The Board discussed the impact of a potential A.M. Best downgrade. Senior management discussed the impact that a downgrade would have on the Company's ability to continue writing new and renewal policies, particularly in light of the very competitive property and casualty marketplace in New Jersey. Senior management also discussed the impact of such developments on the Company's shareholders. Based on this discussion, the Company's Board of Directors asked Banc of America Securities to expedite the search for potential partners/buyers in order to increase the probability of completing a deal. The Board further indicated that it wanted to proceed in a fashion that encouraged multiple bidders and maximized shareholder value. After the Board meeting, the Company publicly announced that it had engaged Banc of America Securities to assist the Company in its review of strategic alternatives and that these alternatives could include, but would not be limited to, capital structure review, strategic partnerships, and business combination transactions.

On November 19, 2007, Dewey & LeBoeuf LLP ("Dewey & LeBoeuf"), counsel to the Company, reviewed the CIM and provided revisions to the Company.

On November 20, 2007, A.M. Best announced that it had placed Proformance Insurance Company's financial strength rating of B++ (Good) and its issuer credit rating ("ICR") of "bbb" under review with negative implications. Concurrently, A.M. Best placed the Company's ICR of "bb" under review with negative implications.

On November 20, 2007, on behalf and at the direction of the Company, Banc of America Securities began the process of distributing the CIM (that included management's projections for 2008 of approximately $1.07 per share earnings on a fully diluted basis) to all 25 parties that had signed confidentiality agreements, including a process letter that stated that indications of interest were to be submitted by December 11, 2007.

On November 28, 2007, the Company provided all potential bidders (and their respective advisors) that had signed confidentiality agreements access to an online data room containing information regarding the Company and its operations. At this stage, potential bidders began conducting due diligence on the Company.

On December 7, 2007, the Company's senior management met with Private Equity Bidder A in New York to discuss a potential transaction and various due diligence items. Later that day, the Company held a telephonic update call with the Company's Audit Committee, and during that call Banc of America Securities provided a brief status update of the process.

On December 7, 2007, representatives of two potential strategic bidders, referred to in this proxy statement as Strategic Bidder C and Strategic Bidder D, expressed interest in participating in the process.

On December 11, 2007, the Company received preliminary indications of interest valuing the equity of the Company from Palisades, Strategic Bidder A, Strategic Bidder B and Private Equity Bidder A. On December 12, 2007, a preliminary indication of interest was received from Private Equity Bidder B. These preliminary indications of interest, based on information in the CIM (including management's projections for 2008 of approximately $1.07 per share earnings on a fully diluted basis), were as follows:

     o Palisades: $6.00-$7.00 per share (equivalent to $66 million-$70 million)
     o Strategic Bidder A: Up to $80 million (equivalent to up to $7.25 per share)
     o Strategic Bidder B: $6.25-$7.25 per share (equivalent to $69 million-$80 million)
     o Private Equity Bidder A: $55 million-$70 million (equivalent to $4.98-$6.34 per share)

     o Private Equity Bidder B: $5.00-$7.00 per share (equivalent to $55 million-$77 million)

On December 12, 2007, the Company's senior management held a telephonic meeting with its financial advisor to discuss the preliminary indications of interest.

On December 18, 2007, Strategic Bidder C submitted a preliminary indication of interest valuing the equity of the Company at $76.2 million (equivalent to $6.91 per share).

On December 19, 2007, Strategic Bidder D submitted a preliminary indication of interest valuing the equity of the Company at $6.50-$8.00 per share (equivalent to $72 million-$88 million).

On December 20, 2007, the senior management of the Company and its financial advisor discussed telephonically these preliminary indications of interest.

After further evaluation of the indications of interest, including the values, terms and conditions of such indications and the ability of each bidder to finance and close a transaction, Banc of America Securities, at the direction of the Board and Company senior management, invited Palisades, Strategic Bidder A, Strategic Bidder B, Private Equity Bidder A and Private Equity Bidder B to participate in management presentations and on-site due diligence. Strategic Bidders C and D were not invited due to the length of time anticipated to be needed by those bidders to be in a position to submit a definitive proposal and other unfavorable assumptions, terms, conditions and complexities related to their preliminary indications of interest, including the structure of each proposal, which increased the likelihood that their bids would not be as high as the other bids at the conclusion of the strategic review and decreased the likelihood of obtaining regulatory approval. Furthermore, both Strategic Bidder C and Strategic Bidder D relied upon required participation of unaffiliated third parties in the structure that each provided in their indications of interest, which decreased the certainty of closing.

On January 3, 2008, Dewey & LeBoeuf and the Company's senior management held a meeting to discuss the preliminary indications of interest.

On January 7, 2008 and January 11, 2008, the Company and Palisades, along with Palisades' financial advisor and Banc of America Securities, held telephonic meetings to discuss due diligence matters as well as logistics and requests for upcoming management due diligence meetings.

Senior management, together with representatives of Banc of America Securities, held separate management due diligence meetings in New Jersey as follows:

     o    Private Equity Bidder B: January 8, 2008
     o    Strategic Bidder A: January 15, 2008
     o    Strategic Bidder B: January 16, 2008
     o    Palisades: January 17-18, 2008

On January 16, 2008, representatives of a potential strategic bidder, referred to in this proxy statement as Strategic Bidder E, expressed interest in participating in the sale process.

Between January 21 and January 25, 2008, Palisades conducted on-site due diligence of claims files.

From January 22 through January 24, 2008, the Company's senior management held telephonic meetings with Strategic Bidder A, Strategic Bidder B and Private Equity Bidder B, along with their respective legal and financial advisors, to discuss various due diligence topics. On January 22, 2008, the Company's senior management and Palisades also held a telephonic meeting to discuss various due diligence topics. Private Equity Bidder A did not express an interest in continuing discussions. Private Equity Bidder A withdrew indicating that it did not believe it could offer equivalent value to that which could be offered by a strategic buyer.

On January 23, 2008, at the direction of the Company, Banc of America Securities distributed a process letter to Private Equity Bidder B, Strategic Bidder A, Strategic Bidder B and Palisades requesting that definitive indications of interest be submitted by February 8, 2008.

Between January 29 and January 31, 2008, Private Equity Bidder B conducted on-site due diligence of claims files.

On January 30, 2008, the Company's senior management, Dewey & LeBoeuf, Banc of America Securities, representatives of Huggins Actuarial Services, Inc. and Private Equity Bidder B held a telephonic meeting to discuss loss reserve due diligence items.

On January 30, 2008, the Company's senior management, Dewey & LeBoeuf, Banc of America Securities and Palisades held a telephonic meeting to discuss reserves.

On January 31, 2008, Strategic Bidder E submitted a preliminary indication of interest valuing the Company at 75%-85% of book value (equivalent to $9.90-$11.23 per share or $109-$124 million). Strategic Bidder E was then invited to participate in management presentations and on-site due diligence.

On February 6, 2008, the Company's senior management and Strategic Bidder E, along with Banc of America Securities, held a meeting to discuss a possible transaction and various due diligence topics. On February 7, 2008, the Company's senior management held management due diligence meetings in New Jersey with Strategic Bidder E, along with Banc of America Securities.

On February 13, 2008, Palisades and Strategic Bidder E submitted the following "second round" indications of interest valuing the equity of the Company:

     o Palisades: "Slightly higher than $7.00 per share" (equivalent to approximately $70 million) and indicated it was a definitive proposal not subject to further due diligence

     o Strategic Bidder E: Despite only completing preliminary due diligence, Strategic Bidder E lowered its indication of interest to $8.50 per share (equivalent to $94 million and 65% of book value) and indicated that the definitive terms remained subject to further due diligence

None of the other bidders that had participated previously submitted "second round" bids after conducting significant due diligence into the Company.

     o Strategic Bidder A withdrew after its due diligence review indicating that its withdrawal was, in part, due to its inability to adequately assess loss reserves;

     o Strategic Bidder B withdrew after its due diligence review indicating that it was no longer willing to offer the offered value in its indication of interest;

     o Private Equity Bidder A withdrew due to its belief that it could not offer equivalent value to that which could be offered by a strategic bidder; and

     o Private Equity Bidder B withdrew after its due diligence review indicating that it was no longer willing to offer the value in its indication of interest.

Also on February 13, 2008, following receipt of Palisades' proposal, at the request of the Company, Banc of America Securities had a telephonic meeting with Palisades to discuss the proposal. Palisades clarified its proposal, indicating that the proposal consisted of an initial payment due at close with an amount equal to the balance paid post-closing based on certain financial metrics; Palisades also requested the right to negotiate exclusively with the Company until March 7, 2008. Pursuant to such exclusivity, the Company could only negotiate with Palisades during the exclusivity period and thus would have to close off access to the data room and communications with Strategic Bidder E.

On February 14, 2008, the Company's Board held a special meeting to discuss the proposal received from Palisades and the indication of interest received from Strategic Bidder E. Banc of America Securities reviewed with the Board the status of the process and the various alternatives, including proceeding with a transaction, operating the Company on a stand-alone basis, or putting the Company into run-off. The Board discussed the run-off scenario and considered whether it was favorable to Company shareholders in light of the significant risk associated with such scenario, as well as the fact that the ranges of expected per share value from a run-off were lower than the offered price by Palisades and Strategic Bidder E. As part of its consideration of the run-off analysis, the Board considered the viability of replacement carrier transactions. The Board considered the significant risk of a run-off scenario. In contemplating a run-off, the Board considered, among others, the following factors: the negative impact on the other stakeholders including the partner agents, policyholders and the Company's employees, the uncertainty of obtaining regulatory approval, including timing requirements provided as part of any such approval, execution risks, the regulatory and political climate, the lack of precedent in recent history of a run-off transaction for a solvent New Jersey company with multiple lines, the likelihood of adverse financial performance due to the loss of key employees and the loss of profitable business from partner agents as well as the competitive pressures placed on the Company and the likely A.M. Best ratings downgrade which would result in a loss of business for the Company. Furthermore, the Board considered another risk of a run-off scenario to be that key assumptions, such as the adequacy of reserves and the accuracy of run-off projections, may be unsound because they are dependent upon unknown future events. Dewey & LeBoeuf discussed with the Board its fiduciary obligations in connection with evaluating these alternatives. The Board discussed with its legal and financial advisors the factors that were driving the need for this process, such as below plan earnings results and the potential downgrade of the Company's A.M. Best rating. The Board then reviewed the details of each of the two proposals and discussed the fact that both bidders continued to have concerns about possible adverse development with the Company's reserves, and discussed the appropriate next steps in the process with its legal and financial advisors. At the conclusion of the meeting, the Board approved unanimously a resolution directing Banc of America Securities to obtain firm bids by February 18, 2008 from Palisades and Strategic Bidder E. The Board requested an update on February 19, 2008.

On February 18, 2008, the Company received a revised definitive proposal from Palisades of a reduced share price of $5.75 per share (equivalent to $63 million), payable at closing. Palisades also requested exclusivity until March 7, 2008. In addition to the proposal, Palisades provided a mark-up of the draft Agreement and Plan of Merger that had been circulated by Banc of America Securities on January 22, 2008.

The Board held an informational telephone call on February 19, 2008, during which Banc of America Securities provided an update regarding Palisades and Strategic Bidder E:

     o Palisades: Discussed receipt of revised proposal from February 18, 2008 of $5.75 per share and exclusivity request. The Board directed Banc of America Securities to inform Palisades that it would not grant exclusivity for a $5.75 per share offer, but would consider exclusivity if the offer were raised to $6.75 per share.

     o Strategic Bidder E: Discussed that Strategic Bidder E was still in a "discussion" phase without sufficient information to make a firm offer and had indicated there were four key due diligence steps remaining - actuarial work; audit; on-site visit to review certain corporate records and IT systems; and potential effect of A.M. Best ratings.

Also during the February 19, 2008 update call, the Board discussed and approved a unanimous written consent resolution creating the Special Purpose Committee to aid in the flow of information from the Company's legal and financial advisors to the Board of Directors. The Board of Directors decided the following Directors would serve on the Special Purpose Committee: Mr. Thomas M. Mulhare, who served as chairman of the Committee, Mr. Cornelius E. Golding, Ms. Candace
L. Straight and Mr. James V. Gorman. On February 20, 2008, the unanimous written consent resolution was circulated to and executed by all of the Directors.

Also on February 19, 2008, at the direction of the Board, Banc of America Securities informed Palisades that the Company would not grant exclusivity in respect of the $5.75 per share offer, that the Board was considering the various strategic alternatives available to the Company and that Board believed an offer of $6.75 per share would be appropriate for exclusivity. The Board determined that $6.75 per share would be appropriate for exclusivity based on the other indications of interests that the Company had received and the preliminary analyses provided by its financial advisor.

On February 21, 2008, Strategic Bidder E orally lowered its indication of interest to $6.50 per share, which was still subject to further due diligence. Strategic Bidder E also indicated that its interest in the Company had evolved from an interest in purchasing the Company in order to run its operations in a strategic deal to an interest in purchasing the Company in order to place it into financial run-off. These issues, in addition to the potential financing uncertainties regarding Strategic Bidder E's bid as well as its indication that the bid was subject to discussions with A.M. Best created increased uncertainty regarding the ability and willingness of Strategic Bidder E to close the transaction on such terms.

A Special Purpose Committee update call was held on February 21, 2008, including the Company's legal and financial advisors. The parameters of exclusivity with Palisades were discussed. Banc of America Securities informed the Special Purpose Committee of Banc of America Securities' conversation with Strategic Bidder E on February 21, 2008. The Committee and its advisors considered the merits of the indication of interest of Strategic Bidder E, including the significant closing and regulatory risks that the proposal presented and the fact that Strategic Bidder E had not been able to provide assurances as to its ability to provide a proposal not contingent on a number of significant factors. The Committee considered that Strategic Bidder E, unlike Palisades, had significant due diligence remaining, required discussions with A.M. Best, had potential financing uncertainties, had not reviewed a sampling of Company claims files as done by Palisades and had not conducted a reserves analysis. The Committee considered the period of time that Strategic Bidder E would need to complete its review of the Company, as well as the likelihood of such review not being concluded prior to the next earnings release of the Company. The Committee also considered the likelihood of a potential downgrade by A.M. Best following such earnings release, and the effect that such release would have on the Company and on the Company's future share price and the price of any final bid. The Committee determined in its deliberations that due to the uncertainty of timing surrounding Strategic Bidder E's indication of interest, the difficulties of Strategic Bidder E obtaining regulatory approval, especially in light of its lack of experience and knowledge of the New Jersey insurance market and of the New Jersey Department of Banking and Insurance, as well as the New Jersey Department of Banking and Insurance's lack of familiarity with Strategic Bidder E, and the likelihood of a further decrease in Strategic Bidder E's indication of interest of $6.50 upon Strategic Bidder E completing its due diligence, a transaction with Strategic Bidder E was not favorable to shareholders when compared to a transaction with Palisades. The Committee and its advisors considered the merits of the proposal of Palisades. The Committee considered the strong operating history of Palisades as an indictor of Palisades' financial capability. The Committee also considered Palisades' completion of its due diligence review, which increased the likelihood that Palisades would not lower significantly its bid. The Committee further considered Palisades' strong history and reputation with the New Jersey Department of Banking and Insurance as an admitted carrier in the State of New Jersey and the fact that Palisades utilizes independent agents to sell its products as an indicator of regulatory approval and thus a stronger certainty to close. As such, the Committee considered Palisades' proposal as more favorable when compared to Strategic Bidder E's proposal. The Committee and its advisors discussed the best course of action to keep Strategic Bidder E part of the process while exclusivity with Palisades was explored.

After the update call, at the request of the Committee, Banc of America Securities held a telephonic meeting with Palisades in which Palisades informed Banc of America Securities of its willingness to increase its proposal to $6.25 per share. Immediately following the Palisades call, the Special Purpose Committee reconvened by telephone and Banc of America Securities provided an update of its conversation with Palisades.

On February 22, 2008, the Company received a written revised definitive proposal from Palisades of $6.25 per share (equivalent to $69 million). Later that day, the Special Purpose Committee met by telephone and agreed to counter with a $6.50 per share proposal for exclusivity. Palisades indicated that it would not agree to a price higher than the $6.25 per share proposal but agreed that in connection with an exclusivity agreement it would pay certain fees should it determine to offer a lower price during the negotiation period. Throughout that afternoon and night, telephonic exchanges occurred among Palisades, including internal counsel to Palisades; Banc of America Securities; and Dewey & LeBoeuf. An exclusivity agreement was signed on February 23, 2008.

On February 24, 2008, Dewey & LeBoeuf provided Palisades with a mark-up of the Merger Agreement along with a draft of the Disclosure Schedules. This action triggered the beginning of an eight-day exclusivity period.

A Special Purpose Committee update call was held on February 25, 2008. Dewey & LeBoeuf and Banc of America Securities updated the Special Purpose Committee on the status of the exclusivity agreement and period, as well as the intention to commence negotiations of a definitive merger agreement on February 26, 2008 at the offices of Dewey & LeBoeuf.

On February 26 and 27, 2008, the Company's senior management, Dewey & LeBoeuf; Banc of America Securities; Palisades; Ropes & Gray, LLP ("Ropes & Gray"), Palisades' outside legal counsel; and Keefe, Bruyette & Woods, Inc., Palisades' financial advisor ("KBW"), held meetings to negotiate and draft a definitive merger agreement. Also on February 26 and 27, 2008, telephonic meetings of the Special Purpose Committee were held to summarize the status of the negotiations. The Special Purpose Committee was informed that Palisades provided a list of open issues to which the Special Purpose Committee formulated responses. Palisades indicated they would provide the

Company with a response to the Special Purpose Committee's position. The Committee also decided that a Board member would call the President and CEO of Palisades, Mr. Fernandez, late Thursday or Friday morning.

Also on February 27, 2008, a special meeting of the Board was held. Dewey & LeBoeuf updated the Board on the legal aspects of Palisades' proposal and the status of the negotiations and reviewed the Board's fiduciary duties. Banc of America Securities reviewed with the Board a progress report on all of the proposals made since the February 14, 2008 Special Board Meeting. As part of this review, the Board discussed the indication of interest made by Strategic Bidder E prior to the Company entering into the exclusivity agreement with Palisades, which indication had changed from a strategic transaction to a financial run-off transaction.

The Board discussed the merits of potential run-off transactions (either on a stand-alone basis or with a third party sale) and concluded that such transactions would be significantly less desirable to shareholders in light of the significant challenges and risks associated with a run-off transaction as well as the fact that a run-off transaction offered a significantly lower value to shareholders than the Palisades proposal would provide. The Board reviewed the preliminary analyses that Banc of America had previously discussed with the Board on February 14, 2008 regarding various run-off scenarios, including run-off scenarios that gave effect to various changes in assumptions affecting the value of the run-off to equity holders. The Board discussed Banc of America Securities' analyses and the assumptions of the Company underlying them, and discussed with its financial advisors the implication of the sensitivity analyses. The Board concluded that a run-off transaction would be unlikely to yield a higher value than a transaction with Palisades due to the uncertainty of regulatory approval, including timing requirements provided as part of any such approval, the New Jersey regulatory and political climate, the lack of precedent of a run-off transaction for a solvent New Jersey company with multiple lines, as well as loss of key employees and the loss of profitable business from partner agents, the competitive pressures in the marketplace, and the likely A.M. Best ratings downgrade that would collectively result in a loss of business for the Company and that would negatively impact the Company's future financial performance. Furthermore, the Board considered the risks the Company would potentially incur from a run-off transaction, including the loss of value to shareholders if a transaction including run-off was not approved by regulators. The Board further reviewed Strategic Bidder E's proposal and it discussed the challenges associated with the various contingencies, such as the outcome of discussions with A.M. Best, and the requirement for more extensive due diligence. The Board considered the risk that Strategic Bidder E was less likely to close than Palisades because Strategic Bidder E required further due diligence.

The Board considered Palisades' proposal at length. The Board discussed the fairness of the $6.25 price to shareholders and had considerable discussions about Banc of America's analyses. The Board discussed the premium represented by the $6.25 share price and the likelihood that this price represented a higher expected future premium to the extent that future decreases in the trading price of National Atlantic's common shares would be likely in the absence of a transaction. Such future decreases were likely based on several factors, including but not limited to, a potential A.M. Best downgrade and management's revised projected annual per share earnings for 2008 of $0.47 (which had been adjusted downward subsequent to the drafting of the CIM and the finalization of year-end financial results, as well as consideration of the potential downgrade of the A.M. Best rating), which potentially implied a significantly lower valuation range for common shares. Moreover, the Board recognized and discussed the fact that recent trading prices were likely higher than they normally would be due to public awareness of the search for strategic alternatives, which would likely reverse if the process did not result in a transaction occurring. The Board further discussed the other metrics of valuation, including the proposed price as related to book value. The Special Purpose Committee then provided an update to the Board on the Committee's progress. A motion was considered and passed unanimously to enhance the power of the Special Purpose Committee to negotiate terms on behalf of the Board.

A telephonic meeting of the Special Purpose Committee was held on February 28, 2008, including Dewey & LeBoeuf and Banc of America Securities. Banc of America Securities informed the Committee that it had held discussions with KBW and KBW had indicated that Palisades was unwilling to accept the change proposed by the Board to resolve certain open issues relating to Palisades' ability to terminate the Merger Agreement under certain circumstances. The Committee discussed and decided that a Board member should call Mr. Fernandez to discuss issues so that negotiations would continue, which call was made the next morning. The Committee agreed to have an update call on February 29, 2008 to discuss the outcome of the call with Mr. Fernandez.

On February 29, 2008, an update call was held with the Special Purpose Committee, during which a summary of the conversation with Mr. Fernandez was provided and discussed. The Board Member indicated that Mr. Fernandez, while unwilling to make changes proposed by the Board, expressed his general support for completing the transaction. They discussed the open issues and potential solutions. Mr. Fernandez agreed to continue negotiations.

On March 1, 2008, the Special Purpose Committee met by telephone to discuss: (1) the status of the Palisades proposal; (2) a summary of how discussions progressed between Palisades and the Company; (3) actions/steps/questions on each issue in the proposal; and (4) recommendations as to how to proceed. The Committee discussed its various positions on the proposal. An extensive discussion ensued on how to proceed and Banc of America Securities and Dewey & LeBoeuf were given direction as to the Company's positions on the remaining issues for further negotiation with Palisades.

On March 2 and 3, 2008, update calls were held among the Special Purpose Committee, the Company's senior management, Banc of America Securities, and Dewey & LeBoeuf.

On March 5 and 6, 2008, negotiations took place at Dewey & LeBoeuf offices between the Company's senior management, Dewey & LeBoeuf, Banc of America Securities, Palisades, Ropes & Gray, and KBW.

On March 7, 2008, the Special Purpose Committee met by telephone and decided that a Special Board Meeting should take place on March 9, 2008, possibly to vote on the transaction. Also on March 7, 2008, a three-day extension to the Exclusivity Agreement with Palisades was executed by Palisades and the Company to coincide with the March 9 special meeting of the Board.

On March 9, 2008, a special meeting of the Board was held by telephone with representatives from the Company's senior management, Banc of America Securities, and Dewey & LeBoeuf for the purpose of considering the Merger Agreement for the Board's approval and adoption. Banc of America Securities reviewed the process and financial aspects of the Palisades proposal. Dewey & LeBoeuf reviewed the fiduciary duties of the Board. The Board also discussed the specifics of the Strategic Bidder E proposal and concluded that it would not maximize shareholder value in light of the price verbally proposed and the material diligence and other contingencies that were included in the proposal. The Board again discussed the merits of placing the Company into run-off, and concluded that such an action would be unfavorable in light of the economics and risks relating to such an action, and further concluded that a transaction with Palisades would yield a higher value to shareholders than any of the other options available to the Company. Banc of America Securities and Dewey & LeBoeuf then reviewed the terms of the Merger Agreement, the negotiation of which had been substantially completed, and the remaining unresolved issues. Also at this meeting, Banc of America Securities reviewed with the Board its financial analysis of the consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated March 9, 2008, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration to be received by holders of Company common stock, was fair, from a financial point of view, to such holders. The Special Purpose Committee then presented its recommendation that the Board approve the Merger Agreement with Palisades. After considering the proposed price of $6.25 per share, the terms of the Merger Agreement and the various presentations by Banc of America Securities and Dewey & LeBoeuf, the Board resolved to adopt and approve the Merger and recommend that the Company's stockholders approve the Merger Agreement. The Board resolution also authorized senior management to complete negotiation of the Merger Agreement.

On March 10, 2008, Palisades informed Banc of America Securities of concerns with the transaction's potential negative impact on Palisades' A.M. Best rating. On March 10 and March 11, 2008, several discussions were held with A.M. Best by Palisades, the Company's senior management, and the Company's legal and financial advisors.

On March 11, 2008, a telephonic meeting of the Special Purpose Committee was held to update the Special Purpose Committee and the Company's senior management on the discussions with A.M. Best. Dewey & LeBoeuf and Banc of America Securities reviewed with the Committee a revision to provisions of the Merger Agreement that had been requested by Palisades that would lower termination damages by $2,000,000 should Proformance's financial strength ratings be downgraded by A.M. Best. The Special Committee determined that such changes were within the scope of the March 9, 2008 Board authorization and agreed that senior management should agree to the revision in order to complete negotiations of the Merger Agreement.

Early on March 13, 2008, the Company, Palisades, and a subsidiary of Palisades formed to consummate the merger executed the Merger Agreement.

On March 13, 2008, the Company and Palisades issued separate press releases announcing the Merger Agreement.

On April 17, 2008, the Company, Palisades and Merger Sub amended and restated the Merger Agreement to provide that the required vote for approval of the Merger Agreement be a majority of the votes cast on such proposal, which standard is allowed under both New Jersey law and the Company's Certificate of Incorporation.

Reasons for the Merger

In evaluating the Merger Agreement and the Merger, the Board of Directors consulted with the Company's senior management, financial advisor and legal counsel. In concluding that the Merger is advisable and in the best interests of the Company and its stockholders, the Board of Directors considered, among other things, the following factors and potential benefits of the Merger, each of which it believed supported its decision:

     o The current and historical financial condition and results of operations of National Atlantic.

     o The possible alternatives to the Merger, including continuing to operate the Company as an independent publicly-traded company, and the risks and uncertainties associated with such alternatives, including possible adverse developments in the Company's loss reserves and the difficulty of the Company meeting its projections for future results of operations, compared to the certainty provided to stockholders by the Merger that allows shareholders to realize in cash a fair value for their investment.

     o The fact that the Company had explored a variety of strategic alternatives over an extended period of time (including but not limited to, raising additional capital, making an acquisition, entering into a change of control transaction, a replacement carrier transaction or a run-off transaction), the thoroughness of the process for exploring and reviewing these alternatives, and the Board of Directors' view that the Merger provided the most attractive and most certain value to stockholders compared to the other alternatives considered.

     o The significant risk presented by the run-off scenario (either on a stand-alone basis or with a third-party sale) due to the uncertainty of regulatory approval, including the timing requirements provided as part of any such approval and the potential for adverse financial performance caused by the New Jersey regulatory and political climate, the lack of precedent in recent history of a run-off transaction for a solvent New Jersey company with multiple lines, as well as the competitive pressures in the marketplace, the loss of key employees and the loss of profitable business from partner agents, and the likely A.M. Best ratings downgrade that would result in a loss of business to the Company.

     o The November 20, 2007 A.M. Best announcement that it placed Proformance Insurance Company's financial strength rating of B++
          (Good) and its issuer credit rating of "bbb" under review with negative implications, the November 20, 2007 A.M. Best announcement that it placed the Company's ICR of "bb" under review with negative implications, and the real possibility of a downgrade in those ratings and the negative impact that such a downgrade would have on the Company's ability to continue to write new and renewal policies in the competitive New Jersey insurance market.

     o The expected release of the earnings of fourth quarter of 2007 and the negative pressure that such earnings release could have on the Company's ability to operate on a stand-alone basis and thus the Company's stock price.

     o The current and historical market prices of National Atlantic's common shares, including the fact that the $6.25 per share cash consideration represents:

          o a 14.5% premium over the closing price of National Atlantic's common shares on March 12, 2008, the last trading day prior to the execution of the merger agreement;

          o a 18.4% and 27.5% premium over the average share price for the 30-day and 60-day periods preceding the last trading day prior to announcing the transaction, respectively; and

          o a higher expected future premium to the extent that future decreases in the trading price of National Atlantic's common shares would be likely in the absence of a transaction based on several factors, including, but not limited to, the likely A.M. Best ratings downgrade, management's revised projected annual per share earnings for 2008 of $0.47 (which had been adjusted downward subsequent to the drafting of the CIM and the finalization of year-end financial results, as well as consideration of the potential downgrade of the A.M. Best rating), which potentially implied a significantly lower valuation range for common shares, and the reversal of the increase in the trading price that existed because of public awareness of the search for strategic alternatives.

     o The comprehensive and thorough sale process conducted by the Company, with the assistance of the Company's financial and legal advisors, which involved publicly announcing the exploration of strategic alternatives, contacting over 60 parties to determine whether there was interest in acquiring National Atlantic, entering into confidentiality agreements with 25 of these parties, all of who were provided access to an online data room to conduct significant due diligence, and receiving one written definitive proposal to acquire the Company.

     o The fact that the price proposed by Palisades reflected extensive negotiations between the parties and represented the highest definitive price that the Company had received for the acquisition of the Company.

     o The fact that the proposed transaction with Palisades represented a reasonable likelihood of closing, which was important in light of a potential future A.M. Best ratings downgrade.

     o The fact that the consideration to be received by the Company's shareholders in the Merger will consist entirely of cash, which will not be subject to a financing condition, and which will provide liquidity and certainty of value to shareholders.

     o The opinion of Banc of America Securities, dated March 9, 2008, to the Company's Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by holders of the Company common stock, as more fully described below in the section entitled "Opinion of Financial Advisor."

     o    The terms and conditions of the Merger Agreement including:

          o The closing conditions to the Merger Agreement, which the Board of Directors viewed as providing a reasonable level of assurance that the Merger could be completed, including the absence of any financing condition.

          o The other terms of the Merger Agreement, including the fact that the Merger Agreement does not preclude unsolicited superior offers from other parties, and permits National Atlantic to terminate the Merger Agreement to accept a superior proposal prior to receipt of shareholder approval at the Special Meeting, subject to payment by National Atlantic of a $2.1 million termination fee plus reimbursement of Palisades' out-of-pocket expenses of up to $1.5 million.

          o The fact that the material terms of the Merger Agreement were developed for consideration by the Company's Board of Directors, by the Special Purpose Committee of the Board with the assistance of its advisors, and, as appropriate, the Company's senior management, as well as the belief of the members of the National

               Atlantic Board of Directors, after reviewing the matter with the members of the Special Purpose Committee and the Board's financial advisor, that National Atlantic would likely not be able to obtain more favorable terms from Buyer.

          o The provisions of the Merger Agreement pertaining to termination damages which provide certain fees and expense reimbursement in the event the transaction is terminated.

The Board of Directors also considered and balanced against the potential benefits of the Merger a variety of risks and other potentially negative factors concerning the Merger, including the following:

     o The risk that the conditions to the Merger will not be met, including the conditions requiring shareholder and regulatory approvals, the risk that the Merger Agreement could be terminated, and the potential adverse impact on the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the effect on business and customer relationships.

     o The fact that Company shareholders will not participate in any future earnings or growth of the Company and will not benefit from any future appreciation in the value of the Company.

     o The fact that the Merger and the Merger Agreement are subject to the affirmative vote of a majority of the votes cast by the holders of shares of the Company common stock at the special meeting.

     o The fact that completion of the Merger is subject to regulatory approvals and there can be no assurance that these approvals will be received prior to the outside date under the merger agreement, or at all, or that the regulatory approvals will not contain conditions that may cause the parties not to complete the merger.

     o The fact that, for U.S. federal income tax purposes, the cash merger consideration will be taxable to the shareholders of the Company being paid the consideration.

     o The possibility of disruption to National Atlantic's operations following the announcement of the merger, and the resulting effect on the Company if the Merger is not completed.

     o The fact that the Company may be required to pay Palisades certain fees up to $2.1 million and, in certain circumstances, reimburse expenses up to $1.5 million in the event that the Company terminates the Merger Agreement to accept another unsolicited superior proposal.

     o The interests of the Company's Directors and Executive Officers that may be different from, or in addition to, the interests of our shareholders generally.

     o The fact that the merger consideration of $6.25 per share was below the book value per share of $13.10 as of December 31, 2007.

     o The Board of Directors also considered, among other things, the following potentially adverse terms of the Merger Agreement:

          o The Merger Agreement's limitations on the Company's ability to solicit other offers.

          o    The right of Palisades to receive:

               o    information with respect to any alternative proposals;
               o notice of National Atlantic's receipt of a superior proposal within 24 hours; and
               o 24-hours notice before the Board of Directors may terminate the Merger Agreement to enter into a superior proposal.

          o The possibility that the $2.1 million termination fee and reimbursement of Palisades' out-of-pocket expenses of up to $1.5 million payable by the Company under specified circumstances if the Company enters into an alternative transaction may discourage a competing proposal to acquire the Company. The view of the National Atlantic Board of Directors, after consultation with financial and legal advisors, is that as a percentage of the merger consideration to be paid in the merger, the termination fee and expense reimbursement provisions were within the range of fees and expenses provided for in similar size transactions.

          o The restrictions on the conduct of the Company's business prior to the completion of the Merger, which requires the Company to conduct its business only in the ordinary course and subject to specific limitations.

          o The termination damages provisions within the Merger Agreement which provide the triggers and amounts of damages to be paid upon certain circumstances and which limit recourse to pre-defined amounts.

After considering all of the factors set forth above, our Board of Directors determined that the potentially favorable factors outweighed the potentially adverse factors. Furthermore, our Board of Directors determined that the Merger is advisable and in the best interests of the Company and its shareholders.

The foregoing discussion of the material information and factors considered by the Board of Directors is not exhaustive. In view of the wide variety of factors considered by the Board of Directors, and the complexity of these matters, the Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Board of Directors may have considered different factors.

Opinion of Financial Advisor

     National Atlantic has retained Banc of America Securities to act as National Atlantic's financial advisor in connection with the Merger. Banc of America Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. National Atlantic selected Banc of America Securities to act as National Atlantic's financial advisor in connection with the Merger on the basis of Banc of America Securities' experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with National Atlantic and its business.

     On March 9, 2008, at a meeting of National Atlantic's Board of Directors held to evaluate the Merger, Banc of America Securities delivered to National Atlantic's Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated March 9, 2008, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Consideration to be received by holders of National Atlantic common stock was fair, from a financial point of view, to such holders.

     The full text of Banc of America Securities' written opinion to National Atlantic's Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Exhibit C to this document and is incorporated by reference herein in its entirety. The following summary of Banc of America Securities' opinion is qualified in its entirety by reference to the full text of the opinion. Banc of America Securities delivered its opinion to National Atlantic's Board of Directors for the benefit and use of National Atlantic's Board of Directors in connection with and for purposes of its evaluation of the Consideration from a financial point of view. Banc of America Securities' opinion does not address any other term or aspect of the Merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed Merger.

     In connection with rendering its opinion, Banc of America Securities:

     (i) reviewed certain publicly available business and financial information relating to National Atlantic;

     (ii) reviewed certain internal financial and operating information with respect to the business, operations and prospects of National Atlantic furnished to or discussed with Banc of America Securities by the management of National Atlantic, including certain financial forecasts relating to National Atlantic prepared by the management of National Atlantic, referred to herein as National Atlantic management forecasts;

     (iii) discussed with members of senior management of National Atlantic the past and current business, operations, financial condition and prospects of National Atlantic, including the following:

          o assessments of the management of National Atlantic as to the liquidity needs of, and financing alternatives and other capital resources available to, National Atlantic,

          o National Atlantic's procedures related to bodily injury claims handling and reserving which National Atlantic's management determined were not applied consistently as "best practices" throughout the National Atlantic's organization and resulted in a significant increase in loss reserves for 2007, and

          o the fact that A.M. Best had placed the financial strength ratings of National Atlantic under review for a possible downgrade and management's assessment of the likelihood that, if the Merger were not consummated, A.M. Best would downgrade such ratings and the potential adverse effects such a downgrade would have on National Atlantic's ability to raise capital and continue to operate at current levels;

     (iv) reviewed the trading history for National Atlantic common stock and a comparison of that trading history with the trading histories of other companies Banc of America Securities deemed relevant;

     (v) compared certain financial and stock market information of National Atlantic with similar information of other companies Banc of America Securities deemed relevant;

     (vi) compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions Banc of America Securities deemed relevant;

     (vii) considered the fact that National Atlantic publicly announced that it would explore its strategic alternatives and the results of Banc of America Securities' efforts to solicit, at the direction of National Atlantic, indications of interest and definitive proposals from third parties with respect to a possible acquisition of National Atlantic;

     (viii) reviewed a draft, dated March 9, 2008, of the Merger Agreement, referred to herein as the Draft Merger Agreement, including the provisions set forth therein for the payment by Palisades of a reverse break-up fee in certain events, referred to herein, collectively, as the reverse break-up fee; and

     (ix) performed such other analyses and studies and considered such other information and factors as Banc of America Securities deemed appropriate.

     In arriving at its opinion, Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of National Atlantic that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the National Atlantic management forecasts, Banc of America Securities was advised by National Atlantic, and assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of National Atlantic as to the future financial performance of National Atlantic. Banc of America Securities is not an actuarial firm and its services did not include actuarial determinations or evaluations by it or any attempt by it to evaluate any actuarial assumptions. In that regard, Banc of America Securities expressed no opinion with respect to the adequacy of National Atlantic's liability reserve policies or levels and relied upon the estimates and judgments of the management of National Atlantic with respect to the adequacy of reserves established in respect of contingent liabilities or losses of National Atlantic and assumed such adequacy for purposes of its opinion. Banc of America Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of National Atlantic, nor did it make any physical inspection of the properties or assets of National Atlantic. Banc of America Securities did not evaluate the solvency of National Atlantic or Palisades under any state or federal laws relating to bankruptcy, insolvency or similar matters. Banc of America Securities assumed, at National Atlantic's direction, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on National Atlantic or the contemplated benefits of the Merger. Banc of America Securities also assumed, at National Atlantic's direction, that the final executed Agreement would not differ in any material respect from the Draft Merger Agreement it reviewed.

     Banc of America Securities expressed no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger, including the reverse break-up fee, the amounts thereof and the decision of National Atlantic to agree to such terms. Banc of America Securities' opinion was limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of National Atlantic common stock and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of National Atlantic. In addition, no opinion or view was expressed with respect to the fairness of the amount, nature or any other aspect of the compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to National Atlantic or in which National Atlantic might engage or as to the underlying business decision of National Atlantic to proceed with or effect the Merger. In addition, Banc of America Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger. Except as described above, National Atlantic imposed no other limitations on the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

     Banc of America Securities' opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of Banc of America Securities' opinion was approved by Banc of America Securities' Fairness Opinion Review Committee.

     The following represents a brief summary of the material financial analyses presented by Banc of America Securities to National Atlantic's Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Banc of America Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

     National Atlantic Financial Analyses

     Selected Publicly Traded Companies Analysis. Banc of America Securities reviewed publicly available financial and stock market information for National Atlantic and the following seven publicly traded personal lines property and casualty insurance companies with a market capitalization below $2.5 billion:

     o    Mercury General Corporation
     o    State Auto Financial Corporation

     o    Horace Mann Educators Corporation
     o    Infinity Property & Casualty Corporation
     o    Safety Insurance Group, Inc.
     o    Donegal Group, Inc.
     o    Affirmative Insurance Holdings, Inc.

Banc of America Securities reviewed, among other things, per share equity values, based on closing stock prices on March 7, 2008, of the selected publicly traded companies as a multiple of calendar years 2008 and 2009 estimated earnings per share, commonly referred to as EPS, and as a multiple of book value per share as of December 31, 2007 (in the case of Safety Insurance Group and Affirmative Insurance Holdings, as of September 30, 2007). Banc of America Securities also reviewed estimates of the return on average equity, commonly referred to as ROAE, of National Atlantic and the selected publicly traded companies for 2008 and 2009. Banc of America Securities also performed a regression analysis on National Atlantic and the seven selected publicly traded companies to assess the relationship between the multiples of price to book value and 2008 estimated ROAE. Banc of America Securities then applied a range of selected multiples of 7.0x - 9.0x calendar year 2008 estimated EPS derived from certain of the selected publicly traded companies to corresponding data of National Atlantic and applied a range of selected multiples of 0.40x - 0.60x 2007 year-end book value derived from the selected publicly traded companies to corresponding data of National Atlantic. Estimated financial data of the selected publicly traded companies were based on public filings and publicly available research analysts' estimates. Estimated financial data of National Atlantic were based on the National Atlantic management forecasts. This analysis indicated the following implied per share equity value reference ranges for National Atlantic, as compared to the Consideration:


  Implied Per Share Equity Value Reference
        Ranges for National Atlantic                          Consideration
  ----------------------------------------                    -------------
     2008E EPS            2007 Book Value
  --------------          ---------------

   $3.27 - $4.20           $5.24 - $7.85                          $6.25

     No company used in this analysis is identical or directly comparable to National Atlantic. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which National Atlantic was compared.

     Selected Precedent Transactions Analysis. Banc of America Securities reviewed, to the extent publicly available, financial information relating to the following twenty selected transactions involving property and casualty insurance companies with a transaction value below $500 million that Banc of America Securities deemed relevant for its analysis:

 Announcement
     Date                         Acquiror                                        Target
 ------------       ---------------------------------------------     --------------------------------------
   2/20/08          o    Meadowbrook Insurance Group, Inc.            o    ProCentury Corp.
    1/3/08          o    QBE Insurance Group Ltd.                     o    North Pointe Holdings Corp.
    4/4/07          o    Fortress Investment Group LLC                o    Alea Group Holdings Ltd.
   3/14/07          o    Argonaut Group, Inc.                         o    PXRE Group Ltd.
   12/4/06          o    Elara Holdings Inc.                          o    Direct General Corp.
   11/22/06         o    Clal Insurance Enterprises Holdings Ltd.     o    GUARD Financial Group Inc.
   11/13/06         o    Tower Group Inc.                             o    Preserver Group Inc.
   10/31/06         o    American European Group, Inc.                o    Merchant's Group Inc.
   10/6/06          o    Affordable Residential Communities Inc.      o    NLASCO, Inc.
   10/3/06          o    Affirmative Insurance Holdings, Inc.         o    USAgencies, L.L.C.
   9/28/06          o    Arrowpoint Capital Corp.                     o    Royal & Sun Alliance Insurance
   8/16/06          o    QBE Insurance Group Ltd.                     o    One Beacon  Insurance Group, Ltd.
    8/4/06          o    Delek Group, Ltd.                            o    Republic Companies Group, Inc.


                                       29

   7/19/06          o    Inverness Management L.L.C.                  o    Omni Insurance Group Inc.
   11/4/05          o    General Motors Acceptance Corp.              o    MEEMIC Insurance Company
   5/22/03          o    Liberty Mutual Holding Company Inc.          o    Prudential Financial Inc.
   5/22/03          o    The Palisades Group                          o    Prudential Financial Inc.
   3/26/03          o    Nationwide Mutual Insurance Co.              o    Prudential Financial Inc.
   11/1/00          o    American National Insurance Company          o    Farm Family Holdings, Inc.
   10/25/00         o    State Automobile Mutual Insurance Company    o    Meridian Insurance Group, Inc.


Banc of America Securities reviewed transaction values, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's book value and next twelve months, commonly referred to as NTM, estimated EPS. Banc of America Securities then applied a range of selected multiples of 11.5x - 13.5x NTM EPS and 0.65x - 0.75x book value derived from the selected transactions to National Atlantic's calendar year 2008 estimated EPS and its year-end 2007 book value. Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of National Atlantic were based on the National Atlantic management forecasts. This analysis indicated the following implied per share equity value reference ranges for National Atlantic, as compared to the Consideration:

            Implied Per Share Equity Value
        Reference Ranges for National Atlantic            Consideration
        --------------------------------------            -------------
          2008E EPS            2007 Book Value
        -------------          ---------------

        $5.36 - $6.30           $8.51 - $9.82                 $6.25

No company, business or transaction used in this analysis is identical or directly comparable to National Atlantic or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which National Atlantic and the Merger were compared.

     Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis of National Atlantic to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that National Atlantic could generate during National Atlantic's fiscal years 2008 through 2012 based on the National Atlantic management forecasts. Banc of America Securities calculated terminal values for National Atlantic by applying terminal forward multiples of 7.0x to 9.0x to National Atlantic's fiscal year 2013 estimated GAAP earnings and of 0.40x to 0.70x to National Atlantic's estimated 2012 year-end book value, based generally on the multiples derived from the analysis of selected publicly traded companies described above. The cash flows and terminal values were then discounted to present value as of March 7, 2008 using discount rates ranging from 15% to 17% based on National Atlantic's weighted average cost of capital, referred to as WACC. This analysis indicated the following implied per share equity value reference ranges for National Atlantic as compared to the Consideration:

        Implied Per Share Equity Value
     Reference Range for National Atlantic                    Consideration
     -------------------------------------                    -------------

                 $5.42 - $7.42                                    $6.25

     Run-off Analysis. Banc of America Securities also performed a run-off analysis of National Atlantic to calculate the net present value of dividends that would be paid to shareholders over the remaining life of the company assuming that it serviced its existing policies without writing any additional policies or renewing any existing policies. In performing the analysis, Banc of America Securities used estimates for expenses provided by National Atlantic's management that reflected the assumptions of National Atlantic's management that there would be a gradual decrease in expenses in light of the expectation that regulatory authorities would require National Atlantic to continue to serve certain business during the run-off period. The estimates provided by National Atlantic's management assumed no revenues from renewals or new policies, to reflect management's assessment that anticipated regulatory and other considerations during a run-off could be expected to cause such business, if renewed or written, to have a negative impact on the Company's financial statements and results of operation. Based on the assessment of National Atlantic management that, under New Jersey law governing the payment by insurers of dividends to shareholders and the applicable regulatory environment, the Company would be restricted in its ability to pay annual dividends by the New Jersey regulators for an extended period of time, this analysis calculated the net present value of the final dividend available for distribution to shareholders after all payouts on loss reserves and losses on unearned premium reserves, estimated to be approximately $88.0 million payable in 2016. Banc of America Securities applied a sensitivity analysis to assess a range of values if the loss reserves were inadequate by up to 10% or were overstated, showing a redundancy of up to 10%. The range of final dividend distributions were then discounted to present value as of March 7, 2008 using discount rates ranging from 13% to 17% based generally on National Atlantic's WACC. Banc of America used a lower end of the range of discount rates in this run-off analysis than the range of discount rates used in the discounted cash flow analysis to reflect the assessment that there is lower execution risk inherent in a run-off transaction. This analysis indicated the following implied per share equity value reference ranges for National Atlantic as compared to the
Consideration:

            Implied Per Share Equity Value
        Reference Ranges for National Atlantic            Consideration
        --------------------------------------            -------------

                    $1.36 - $3.60                             $6.25

     Other Factors

     In rendering its opinion, Banc of America Securities also reviewed and considered other factors, including:

     o historical trading prices of National Atlantic common stock during the period from the initial public offering of the National Atlantic common stock on April 21, 2005 until March 7, 2008, including historical trading prices as a multiple of book value and NTM earnings for the same period;

     o the relationship between movements in the trading prices of National Atlantic common stock, including as a multiple of book value and NTM earnings, to movements in an index of the historical trading prices, including as a multiple of book value and NTM earnings, for the seven selected companies described above, during the period from the initial public offering of the National Atlantic common stock on April 21, 2005 until March 7, 2008; and

     o the calculated quarterly earnings per share during the period from the initial public offering of National Atlantic common stock and as compared with then current publicly available research analysts' estimates.

     Miscellaneous

     As noted above, the discussion set forth above is a summary of the material financial analyses presented by Banc of America Securities to National Atlantic's Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by Banc of America Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses summarized above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Banc of America Securities' analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

     In performing its analyses, Banc of America Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of National Atlantic and

Palisades. The estimates of the future performance of National Atlantic in or underlying Banc of America Securities' analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Banc of America Securities' analyses. These analyses were prepared solely as part of Banc of America Securities' analysis of the fairness, from a financial point of view, of the Consideration and were provided to National Atlantic's Board of Directors in connection with the delivery of Banc of America Securities' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Banc of America Securities' view of the actual value of National Atlantic.

     The type and amount of consideration payable in the Merger was determined through negotiations between National Atlantic and Palisades, rather than by any financial advisor, and was approved by National Atlantic's Board of Directors. The decision to enter into the Merger agreement was solely that of National Atlantic's Board of Directors. As described above, Banc of America Securities' opinion and analyses were only one of many factors considered by National Atlantic's Board of Directors in its evaluation of the proposed Merger and should not be viewed as determinative of the views of National Atlantic's Board of Directors or management with respect to the Merger or the Consideration.

     National Atlantic has agreed to pay Banc of America Securities for its services in connection with the Merger an aggregate fee of $3.85 million, $750,000 of which was payable in connection with its opinion and $3.1 million of which is contingent upon the completion of the Merger. National Atlantic also has agreed to reimburse Banc of America Securities for its expenses incurred in connection with Banc of America Securities' engagement and to indemnify Banc of America Securities, any controlling person of Banc of America Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

     Banc of America Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities trading and brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations and individuals. In the ordinary course of their businesses, Banc of America Securities and its affiliates may actively trade the debt, equity or other securities or financial instruments (including bank loans or other obligations) of National Atlantic, Palisades and certain of their respective affiliates for their own accounts or for the accounts of customers, and accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or financial instruments.

     Banc of America Securities and its affiliates in the past have provided, currently are providing, and in the future may provide certain investment banking, commercial banking and other financial services to Palisades or its affiliates and have received or in the future may receive compensation for the rendering of these services, including providing certain cash management and trading services to one such affiliate. Banc of America Securities has not provided investment banking services to the Company or its affiliates for which it received compensation within the past two years.

Projected Financial Information

     We do not as a matter of course make public projections as to future performance or earnings. However, certain prospective financial information prepared by our senior management was made available to our Board of Directors and to Banc of America Securities in connection with their consideration of the transaction. We have included the material portions of this prospective financial information below in order to give our shareholders access to this information. The prospective financial information set forth below was prepared for purposes of the Board of Director's consideration and evaluation of the Merger and to facilitate Banc of America Securities' financial analysis and due diligence review in connection with the Merger. The inclusion of the prospective financial information below should not be regarded as an indication that our senior management, our Board of Directors or Banc of America Securities, considered, or now considers, it to be predictive of actual future results.

     Our senior management advised our Board of Directors and Banc of America Securities that its internal financial forecasts, upon which the following prospective financial information was based, was subjective in many respects; as a result, actual results may differ materially from those contained in the prospective financial information. The prospective financial information set forth below reflects numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond the Company's control. The prospective financial information set forth below also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

     The prospective financial information set forth below was prepared for the Company's internal use for capital budgeting and other internal management decisions, and for use by Banc of America Securities in preparing its financial analysis in connection with the Merger and not with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined or compiled any of the prospective financial information set forth below, expressed any conclusion or provided any form of assurance with respect to such information and, accordingly, assumes no responsibility for such information.

     The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account or give effect to the Merger, any revised prospects of our business, changes in general business or economic conditions or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future (in fact, the Company reported a quarterly loss of $0.36 per share for the first quarter in 2008). Prospective financial information of this type is based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of the Company, including the factors described under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 11. Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year.

     For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth below was compiled, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such. Except as required by applicable securities laws, we have not updated nor do we intend to update or otherwise revise the prospective financial information set forth below, including, without limitation, to reflect circumstances existing after the date such information was prepared or to reflect the occurrence of future events, including, without limitation, changes in general economic or industry conditions, even in the event that any or all of the assumptions underlying the prospective financial information is shown to be in error.

     The prospective financial information set forth below for fiscal years 2008 through 2010, which was provided to our Board of Directors and Banc of America Securities, was updated in March 2008 after finalizing the financial results for the fiscal year 2007. The prospective financial information included the following estimates of the Company's future financial performance:


                                                Actual                                      Projected
                                  2005A         2006A          2007A          2008E           2009E         2010E
                                --------       --------       --------       --------       ---------      --------

Total Revenue                   $187,341       $175,856       $184,271       $173,024       $164,417       $169,325

Total Costs and Expenses        $179,047       $154,367       $195,007       $165,269       $156,263       $159,280

Income before Income Taxes      $8,294         $21,489        ($10,736)      $7,755         $8,154         $10,044

Provision for Income Taxes      $1,858         $7,107         ($4,441)       $2,482         $2,609         $3,214

Net Income                      $6,436         $14,382        ($6,295)       $5,274         $5,545         $6,830

Earnings Per Share              $0.68          $1.26          ($0.57)        $0.47          $0.49          $0.60

($ amount in thousands, except per share data)

Interests of National Atlantic's Directors and Executive Officers in the Merger

     Our Executive Officers and Directors may be deemed to have interests in the Merger that are in addition to, or different from, their interests as shareholders of the Company. Our Board of Directors and the special committee were aware of these interests and considered them, among other matters, in approving the Merger and the Merger Agreement.

  Treatment of Options and Other Awards

     Options

     Certain Executive Officers and Directors hold stock options. Each stock option to purchase shares of Company common stock outstanding immediately prior to the Effective Time that was issued under a Company stock plan, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of common shares underlying the unexercised stock option and (ii) the excess, if any, of $6.25 over the per share exercise price of such option, less any required withholding taxes.

     As of May 22, 2008, there were approximately 161,250 options and held by the Executive Officers and our Directors.


                                                                                        Weighted
                                                                                        Average
                                                                                        Exercise
                                                     No. of Shares   No. of Shares      Price of
                                                      Underlying   Underlying Vested     Vested        Resulting
                                                       Unvested      and Unvested     and Unvested   Consideration
                                                        Options         Options       Options ($)         ($)
--------------------------------------------------------------------------------------------------------------------
      Executive Officers and Directors

      James V. Gorman                                                       60,200           2.39          232,093
      J Chairman of the Board of Directors and
      Chief Executive Officer of NAHC and
      Proformance

      Frank J. Prudente                                                     43,000           6.14          4,730
      Executive Vice President, Treasurer and
      Chief Financial Officer of NAHC

      John E. Scanlan                                                       12,900           0.98          67,983
      Executive Vice President and Chief
      Underwriting


                                       34

      Officer of NAHC and Proformance

      Peter A. Capello, Jr.                                                 21,500           2.35          83,936
      Director of NAHC and Chief Financial Officer
      of Proformance

      Steven Stallone                                                        8,600           2.35          20,210
      Director of NAHC and Proformance

      Daniel Taylor                                                         15,050           2.23          60,523
      Director of NAHC and Proformance

      TOTAL                                                                 161,250                        469,475

     Stock Appreciation Rights

     Key employees (including our Executive Officers) hold stock appreciation rights granted pursuant to the Company's incentive plans. Each stock appreciation right to receive cash that was issued under a Company stock plan outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of common shares underlying the unexercised stock appreciation right and (ii) the excess, if any, of $6.25 over the per share base price of such stock appreciation right, less any required withholding taxes.

     The following table summarizes the number of stock appreciation rights held by our Executive Officers and Directors as of May 22, 2008, including the cash amounts to which the executives are entitled based on the cashing out of their outstanding stock appreciation rights:

                                                                   No. of Stock Appreciation        Resulting
                                                                   Rights                         Consideration

      Executive Officers and Directors:

      James V. Gorman                                                                 125,000              -
      Chairman of the Board of Directors
      Chief Executive Officer of NAHC and Proformance

      Frank J. Prudente                                                               95,000              46,400
      Executive Vice President, Treasurer and Chief Financial
      Officer

      John E. Scanlan                                                                 83,334               -
      Executive Vice President and Chief Underwriting Officer
      of NAHC and Proformance

      Bruce C. Bassman                                                                103,334              46,400
      Senior Vice President, Chief Operating Officer and Chief
      Actuarial Officer of NAHC

      Peter A. Cappello, Jr.                                                          83,334               -
      Director of NAHC and Chief Financial Officer of Proformance

      Douglas A. Wheeler, Esq.                                                        25,000              46,400
      Vice President and General Counsel of NAHC

      TOTAL                                                                           515,002             139,200

     If no amount of cash is payable to an Executive Officer or Director under the cashout provisions described above because none of the options or stock appreciation rights have a positive spread triggering the cash payment specified above, then there will be a Five Hundred U.S. Dollars ($500) payment to the Executive Officer or Director.

     Indemnification and Benefits Provisions in the Merger Agreement

     The Merger Agreement provides for director and officer indemnification and insurance and for the continuation of certain employee benefits for specified time periods. For a description of these provisions, see "MERGER
AGREEMENT--Indemnification" beginning on page 51 and "MERGER AGREEMENT--Benefit Plans" beginning on page 52.

     Change of Control Transactions

     Certain of the Company's Executive Officers are parties to change in control agreements. Under the Employment Agreements entered into by and between National Atlantic Holdings Corporation and each of James V. Gorman, Frank J. Prudente, John E. Scanlan, Douglas Wheeler and Bruce C. Bassman, and the Employment Agreement entered into by and between Proformance Insurance Company and Peter A. Cappello, Jr. (each of the parties to the agreements other than the Company and Proformance Insurance Company, the "Identified Executive"), if the employment of the Identified Executive is terminated within the one year period following the consummation of the Merger contemplated by the Agreement (a) by the Company or Proformance Insurance Company other than for cause or (b) by the Identified Executive for good reason (each as defined in the agreement), then the Identified Executive shall be entitled to cash severance equal to three times the sum of (A) the Identified Executive's then-current base salary plus
(B) the Identified Executive's average annual bonus for the three years preceding the date of termination. The Identified Executive will also be entitled to a continuance of health care coverage and a tax gross up for any 280G excise taxes.

     The following table summarizes the cash payments, as described above, that would be received if the Identified Executive's change in control agreement were triggered by certain terminations by Palisades or the Identified Executive following the Merger:

                                                  Welfare
                                                  Benefits and
                                                  Out-
                    Current Base  Current Target  placement      Severance
                    Salary ($)    Bonus ($)       Value ($) (B)  Payments($) (C)
------------------- ------------  --------------  -------------  ---------------
Executive Officers:
James V. Gorman       338,905         (A)             27,737         1,304,000
Bruce C. Bassman      295,000         (A)             18,533         1,737,998
Frank J. Prudente     282,420         (A)             27,239         1,677,998
John E. Scanlan       270,000         (A)             28,997         1,544,000
Peter A. Cappello     230,120         (A)             25,997         1,322,000
Douglas A. Wheeler    180,000         (A)             29,528           976,998

(A) The Employment Agreements of each of the Identified Executives provides for an Annual Bonus Plan. The Plan as established by the Board of Directors consists of an objective formula which is predicated on the Company meeting certain criteria. Under the formula, the Identified Executives are entitled to receive up to 50% of salary as a bonus if all of the criteria are met. Conversely, the bonus can be reduced based on the Company's failure to meet certain criteria.

(B) Amounts represent the estimated cost to continue the Identified Executive's health care coverage for a period of three years as provided in such Identified Executive's Employment Agreement with the Company.

(C) Amounts represent the estimated amount of cash severance that the Identified Executive is entitled to as defined above, including payments by the Company in respect of 280G tax indemnity amounts.

     In other circumstances not relating to a change in control, the Executive will receive monthly severance payments equal to the Executive's then-current base salary for a period of two years following the effective date of termination.

     All outstanding equity awards granted under the Company's equity plans (including to the Executives), to the extent such awards are not fully vested and exercisable by their terms, shall become fully vested and immediately exercisable upon a change in control.

     Under the National Atlantic Holdings Corporation Bonus Plan, in the event of a "change in control," each participant shall receive a prorated award based on the period of service and the performance levels achieved by the Company through the date of the change in control as determined by the plan administrator prior to the change in control in its sole discretion.

Recommendation of Our Board of Directors

     At a meeting on March 9, 2008, our Board of Directors approved the Merger Agreement and recommended that our shareholders vote "FOR" the approval of the Merger Agreement and the Merger after determining that the Merger is advisable and fair to, and in the best interest of, our shareholders, that the consideration to be paid for each share of Company common stock in the Merger is fair to the shareholders of the Company and that the Merger is in the best interest of the Company and its shareholders.

Certain U.S. Federal Income Tax Consequences

     The following is a general summary of certain U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Company common stock whose shares of common stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

     o    a citizen or resident of the United States;

     o a corporation (including any entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

     o a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

     o an estate that is subject to U.S. federal income tax on its income regardless of its source.

     If a partnership (including any entity or arrangement treated as partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Company common stock should consult its tax advisor.

     This discussion is based on current law, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners that hold shares of Company common stock as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and may not apply to beneficial owners that hold shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, beneficial owners that hold an equity interest, directly or indirectly, in National Atlantic after the Merger, or certain types of beneficial owners that may be subject to special rules (such as insurance companies, banks or other financial institutions, tax-exempt organizations, broker-dealers, partnerships, S corporations or other pass-through entities, persons holding Company common stock indirectly through a partnership, S corporation or other entity, mutual funds, traders in securities who elect the mark-to-market method of accounting, persons subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, persons whose Company common stock is "qualified small-business stock" for purposes of section 1202 of the Code, foreign persons, expatriates and certain former citizens or long-term residents of the United States, or persons that hold Company common stock as part of a hedge, straddle or a constructive sale or conversion transaction). This discussion also does not address any aspect of state, local or foreign tax laws, or any tax consequences to persons who are not U.S. holders, such holders of the Company common stock should consult their own tax advisors regarding the U.S. and non-U.S. tax consequences to them as a result of the Merger.

     The Merger

     The Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the Merger generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the holder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if a holder's holding period for such shares is more than one year at the time of the consummation of the Merger. Long-term capital gains of U.S. holders who are individuals are eligible for reduced rates of taxation. Capital gain of corporate stockholders is generally taxable at the regular tax rates applicable to corporations. There are limitations on the deductibility of capital losses, if any, which may be recognized by a U.S. holder as a result of the Merger. Under the Code, U.S. holders of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the Merger unless such U.S. holder is a corporation or other exempt recipient.

     Backup Withholding

     Certain holders may be subject to backup withholding of tax on cash payments received by them as a result of the Merger, unless the holder or other payee provides a taxpayer identification number or otherwise establishes an exemption from backup withholding, and otherwise complies with the backup withholding rules. Backup withholding will not apply to a stockholder who (a) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the IRS Form W-9 or substitute successor form, or is otherwise exempt from backup withholding, and (b) in the case of a stockholder who is not a U.S. holder, furnishes an applicable IRS Form W-8 or successor form.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a U.S. holder's U.S. federal income tax liability if the required information is timely furnished to the Internal Revenue Service.

     The summary above is not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder is urged to consult its own tax advisor regarding the specific tax consequences of the Merger to such stockholder in light of its particular circumstances, including the application of state, local and other tax laws and any changes in applicable tax laws.

Certain Effects of the Merger

     If the Merger Agreement is approved by the Company's shareholders and certain other conditions to the closing of the Merger are either satisfied or waived, the Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Merger Sub will cease, and the Company will continue as the surviving entity.

     Following the Merger, all outstanding shares of the Company will be directly owned by Palisades. When the Merger is completed, each share of Company common stock (other than shares of common stock owned by the Company and its subsidiaries) issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive $6.25 in cash, without interest and less any applicable withholding taxes. At the Effective Time of the Merger, the Company's shareholders will cease to have ownership interests in the Company or rights as shareholders of the Company. Therefore, the current shareholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

     The shares of Company common stock are currently registered under the Exchange Act and are listed on the Nasdaq Stock Market under the symbol "NAHC". As a result of the Merger, the shares of Company common stock will cease to be listed on the Nasdaq Stock Market and there will be no public market for the shares of Company common stock. In addition, the registration of the shares of Company common stock under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC.

     The benefit of the Merger to our shareholders is the right to receive $6.25 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock. This represents a premium of approximately 14.5% over the closing price of $5.46 per share of Company common stock on March 12, 2008, the last trading day prior to the announcement of the Merger. The principal detriments are that our shareholders will cease to participate in our future earnings and growth, if any, and that their receipt of payment for their shares generally will be a taxable transaction for federal income tax purposes. See "THE MERGER--Certain U.S. Federal Income Tax Consequences."

Effects on the Company and Our Shareholders If the Merger Is Not Completed

     In the event that the Merger Agreement is not approved by the Company's shareholders or if the Merger is not completed for any other reason, the Company's shareholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain an independent public company, and the shares of Company common stock will continue to be listed and traded on the Nasdaq Stock Market and registered under the Exchange Act. In that event, we expect that management will operate the business generally in a manner similar to that in which it is being operated today and that the Company's shareholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, those arising from economic and market conditions. Also, the potential A.M. Best downgrade of Proformance's financial strength rating could have a negative effect on the Company's book of business.

          Finally, if the Merger Agreement is terminated under certain circumstances, the Company may be obligated to pay a $2,100,000 termination fee to Palisades and reimburse Palisades for its out-of-pocket expenses up to $1,500,000. For a description of the circumstances obligating payment of the termination fee and expenses, see "THE MERGER AGREEMENT--Termination Fee."

Regulatory Matters

     U.S. Antitrust Filing

     Transactions such as the Merger frequently are reviewed and scrutinized by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be completed until the expiration of a 30-day waiting period following the filing of completed notification reports with the Department of Justice and the Federal Trade Commission by Palisades and the Company, unless a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice, or unless early termination of the waiting period is granted by the reviewing agencies. Palisades and the Company filed notification reports with the Department of Justice and Federal Trade Commission under the HSR Act on March 27, 2008. On April 4, 2008, the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the Merger.

     At any time before or after the Merger, the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of Palisades or the Company or their subsidiaries. Private parties, foreign competition authorities, and state attorneys general also may bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, of the result.

     Insurance Regulations

     The Merger is subject to state statutes and regulations regarding the insurance industry. The insurance laws and regulations of the State of New Jersey, where the Company is domiciled, require that, prior to the acquisition of a New Jersey-domiciled insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring company must obtain approval from the New Jersey Department of Banking and Insurance. Accordingly, on April 3, 2008, Palisades made the necessary application with the New Jersey Department of Banking and Insurance.

     Obtaining Regulatory Approval

     While we expect Palisades to obtain regulatory approval, there can be no assurance that Palisades will obtain the regulatory approval necessary or that the granting of regulatory approval will not involve the imposition of conditions on the completion of the Merger or require changes to the terms of the Merger. Other than the filing described above, neither we or Palisades is aware of any regulatory approvals required to be obtained to complete the Merger. If we or Palisades discover that other regulatory approvals are necessary, we or Palisades will seek to comply with them. If any additional approvals or actions are needed, however, we or Palisades may not be able to obtain them, as is the case with the other necessary approvals. Even if we and Palisades do obtain all necessary approvals, conditions may be placed on any such approval that could cause either us or Palisades to abandon the Merger. Such conditions could include any condition, restriction or requirement:

     o that would require material changes in the business or operations of the Company as currently conducted;

     o that would have or would be reasonably expected to have a material adverse effect on business or operations of the Company or Palisades and its affiliates, taken as a whole; or

     o that would restrict in any material respect the license or certificate of authority of the Company issued by the New Jersey Department of Banking and Insurance.

Voting Agreement

     As a condition to the execution of the Merger Agreement, James V. Gorman executed a voting agreement pursuant to which he agreed, among other things, to vote his shares in favor of the recommendation of the Board of Directors to the holders of shares of Company common stock and against any acquisition proposal, subject to certain exceptions. Mr. Gorman is entitled to vote 1,512,140 shares of the Company's outstanding shares of common stock, representing 13.7 percent of Company common stock outstanding and entitled to vote as of the record date.

Delisting and Deregistration of Common Stock

     If the Merger is completed, our common stock will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

Litigation Relating to the Merger

     The Company's Directors, the Company, Palisades, and the Merger Sub have been named as defendants in two purported class actions on behalf of the public shareholders of the Company challenging the proposed Merger. On or about March 19, 2008, plaintiff NSL Capital Management filed the Class Action Complaint, which is pending in the Chancery Division of the Superior Court of New Jersey, Monmouth County, New Jersey, styled NSL Capital Management v. Gorman et al., Docket No. C-48-082 (the "First Action"). Among other things, plaintiff alleges that the Director defendants have breached their fiduciary duties to the Company's shareholders in pursuing the proposed Merger "by failing to engage in an honest and fair sale process" and by adopting deal protections that had the effect of ensuring that no competing bids would emerge for the Company after the proposed Merger was announced and by agreeing to an inadequate price; plaintiff also asserts a claim against Palisades and the Merger Sub for aiding and abetting the Directors' alleged breach of fiduciary duties. The complaint alleges that the plaintiff is entitled, among other things, to an unspecified amount of money damages as well as injunctive relief to prevent consummation of the Merger. On or about April 28, 2008, the plaintiff in the First Action filed a Class Action Amended Complaint adding allegations that the preliminary Proxy prepared by the Company and filed on April 17, 2008 fails to disclose material information and/or provides shareholders with materially misleading information concerning the proposed Merger.

     On May 23, 2008, the parties, including the Company, reached an agreement in principle to settle the First Action and entered into a memorandum of understanding wherein the Company has agreed to provide additional and supplemental disclosures regarding the Merger, which are included herein. The defendants deny all allegations of wrongdoing and have entered into the settlement solely to avoid the burden and expense of further litigation. The settlement is subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled or in any action in any other court, including all claims relating to the Merger, the Merger Agreement, the preliminary or definitive proxy statement or any other disclosures relating to the Merger and all claims relating to the stockholders' ownership of securities in the Company. In addition, in connection with the settlement, the parties have agreed that plaintiff's counsel will petition the court for an award of attorneys' fees of not more than $330,000 and expenses of up to $20,000, to be paid by us. The settlement will not affect the timing of the Merger or the amount of Merger consideration to be paid in the Merger. The Merger may be consummated prior to final court approval of the settlement.

     On or about April 30, 2008, plaintiff S.C. Fundamental Value Fund, L.P. also filed a Class Action Complaint in the Superior Court of New Jersey, Chancery Division, Monmouth County, captioned S.C. Fundamental Value Fund, L.P.
v. James V. Gorman et al., Docket No. C-65-08 (the "Second Action"), making similar allegations against the same parties named in the NSL Capital complaint. The complaint alleges the Company's

Board of Directors allegedly breached their fiduciary duties by engaging in a flawed sales process that resulted in an inadequate price. Like the plaintiff in the NSL Capital Management case, plaintiff S.C. Fundamental Value Fund, L.P. also alleges that the Company's disclosures concerning the proposed Merger are inadequate, and asserts a claim against Palisades and the Merger Sub for aiding and abetting the Director defendants' alleged breaches of fiduciary duty. The complaint seeks, among other things, unspecified monetary damages and injunctive relief to prevent the Merger from going forward.

     The Company and the Director defendants believe that the Second Action is without merit and intend to vigorously defend it.

Form A Filing with the New Jersey Department of Banking and Insurance to Acquire Control of a Domestic Insurer by shareholder Hovde Capital Advisors, LLC, et al.

     On February 12, 2008, Hovde Capital Advisors, LLC, Hovde Private Equity Advisors, LLC; Financial Institution Partners, L.P., Financial Institution Partners, Ltd., Financial Institution Partners III, L.P., Financial Institution Partners IV, L.P., Financial Services Partners Fund I, LLC, Eric D. Hovde, Steven D. Hovde, Richard J. Perry, Jr. and Joseph J. Thomas (collectively referred to as "Hovde") filed a Form A with the New Jersey Department of Banking and Insurance ("DOBI") seeking control of a domestic insurer as described in N.J.S.A. 17:27A-2. Pursuant to this filing, Hovde indicated that they are seeking to acquire additional voting securities in excess of the 14.666 percent of the issued and outstanding voting securities owned as of the date the Form A was filed as well as to cause one of their nominees, Joseph J. Thomas, to serve as a member of the Board of Directors of the Company.

                              THE MERGER AGREEMENT

     The following summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Exhibit A and which we incorporate by reference into this document. We encourage you to read carefully the Merger Agreement in its entirety. The Merger Agreement and related documents have been described in and included with this proxy statement to provide you with information regarding their terms. They are not intended to provide any factual, business or operational information about us or our subsidiaries.

     Additional information about Palisades and the Company may be found elsewhere in this proxy statement and in the other public filings that the Company makes with the SEC. See "Where You Can Find Additional Information" beginning on page 63.

Structure and Effective Time

     Under the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity. The Effective Time of the Merger shall occur at the time of filing of the Certificate of Merger with the Secretary of State of the State of New Jersey, in such form as required by, and executed in accordance with the relevant provisions of, the New Jersey Business Corporation Act, or at such time thereafter as is provided in the Certificate of Merger. The officers of the Merger Sub immediately prior to the Effective Time of the Merger will remain as the initial officers of the surviving entity after the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The Directors of Merger Sub immediately prior to the Merger will be the initial Directors of the Company after the Effective Time, with each director holding office until the next annual meeting (or the earlier of their resignation or removal) and until their successors are duly elected and qualified, as the case may be.

     The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the surviving corporation.

Merger Consideration

     Each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than shares of Company common stock owned by us and our subsidiaries) will be converted into the right to receive $6.25 in cash, without interest and less any applicable withholding taxes.

Treatment of Company Equity Awards

     Options

     Each stock option to purchase shares of Company common stock outstanding immediately prior to the Effective Time that was issued under a Company stock plan, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of common shares underlying the unexercised stock option and (ii) the excess, if any, of $6.25 over the per share exercise price of such option, less any required withholding taxes.

     Stock Appreciation Rights

     Each stock appreciation right to receive cash that was issued under a Company stock plan outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of common shares underlying the unexercised stock appreciation right and (ii) the excess, if any, of $6.25 over the per share base price of such stock appreciation right, less any required withholding taxes.

Exchange of Share Certificates

     At or prior to the Effective Time, Palisades must deposit with a bank or trust company, reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent"), cash in an aggregate amount sufficient to pay the Merger Consideration for all shares of Company common stock (other than shares of common stock owned by us and our subsidiaries). Promptly after the Effective Time of the Merger, the Exchange Agent will mail appropriate materials, including a letter of transmittal, to you and the other Company shareholders of record as of the Effective Time. The appropriate materials, including the letter of transmittal, will tell you how to surrender your Company share certificates or shares you may hold represented by book entry in exchange for the Merger Consideration.

     You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Exchange Agent without a letter of transmittal. You will not be entitled to receive the Merger Consideration until you surrender your stock certificate or certificates (or book-entry shares) to the Exchange Agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The Merger Consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. The person requesting such payment must pay any transfer or other taxes required by reason of such certificate or establish to the satisfaction of Palisades that such tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). Each of the Exchange Agent, Palisades and the surviving corporation will be entitled to deduct and withhold from the Merger Consideration such amounts as it is required to deduct and withhold with respect to the payment of such consideration under applicable tax laws and pay the withheld amounts to the appropriate taxing authorities. To the extent such withheld amounts are so withheld, such withheld amounts will be treated for all purposes under the Merger Agreement as having been paid to the holder of shares of Company common stock. At the consummation of the Merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of Company common stock. None of the Exchange Agent, Palisades, the Company, Merger Sub or the surviving corporation will be liable to any holder of shares of Company common stock for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Merger Consideration remaining unclaimed by holders of the Company common stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

     The Merger Agreement contains representations and warranties made by us to Palisades and Merger Sub and representations and warranties made by Palisades and Merger Sub to us. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made only as of March 13, 2008 or such other date as is specified in the Merger Agreement, may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. In addition, the representations and warranties (1) have been qualified by disclosures made to the other parties in connection with the Merger Agreement, (2) will not survive consummation of the Merger, and (3) at closing, must only be true and correct subject to the standards contained in the Merger Agreement, which may differ from what may be viewed as material by shareholders. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

     Our representations and warranties in the Merger Agreement relate to, among other things:

o    our and our subsidiaries' organization, good standing and legal power;
o    our and our subsidiaries' capital structure;
o    our authority to enter into the Merger Agreement;
o    the taking of all necessary board action;

o    the required vote for shareholder approval;
o consents and approvals that need to be obtained in connection with the transactions contemplated by the Merger Agreement, and the absence of violations of law or breaches of contract in connection with the transactions contemplated by the Merger Agreement;
o    filings with the SEC;
o    Sarbanes Oxley Act of 2002 compliance;
o    our financial statements and the absence of undisclosed liabilities;
o    the absence of certain changes or events since December 31, 2007;
o    matters relating to our and our subsidiaries' employee benefit plans;
o    tax matters;
o    compliance with applicable laws;
o    litigation;
o    insurance regulatory matters;
o    reserves;
o    intellectual property;
o    real property;
o    labor matters;
o    this proxy statement;
o    operations insurance;
o    brokers;
o    state takeover statutes;
o    title to assets;
o    affiliate transactions;
o    material contracts;
o    opinion of our financial advisor; and
o    draft audited financial statements.

     Many of the representations in the Merger Agreement carve out circumstances that would not reasonably be expected to have a material adverse effect on the Company. A "material adverse effect" on the Company means an event (including without limitation a natural catastrophe), change, circumstance, state of facts or effect that has had or is reasonably likely to have a material adverse effect on (i) the condition (financial or otherwise), properties, assets, liabilities, businesses, operations or results of operations of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Merger Agreement on a timely basis; provided, however, that in the case of clause (i) only, an event, change, circumstance, state of facts or effect shall not be deemed a "material adverse effect" to the extent that it results from (1) changes in the economy in general in the United States, to the extent that such changes do not have a disproportionate effect on the Company and its subsidiaries taken as a whole relative to other participants in the industry in which the Company and its subsidiaries conduct business; (2) changes in United States or global financial or securities markets or conditions, including those caused by acts of war, hostility or terrorism, to the extent such changes do not have a disproportionate effect on the Company and its subsidiaries taken as a whole relative to other participants in the industry in which the Company and its subsidiaries conduct business; (3) changes or events affecting the insurance industry generally so long as such changes or events do not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole relative to other participants in the industry in which the Company and its Subsidiaries conduct business (it being agreed that such changes or events shall not include any named hurricane that is identified as a Category 3 or higher hurricane, but shall otherwise include natural catastrophes); (4) changes in United States generally accepted accounting principles or in statutory accounting practices prescribed by the applicable domiciliary state regulation after the date of the Merger Agreement, including accounting pronouncements by the Securities and Exchange Commission, the National Association of Insurance Commissioners and the Financial Accounting Standards Board; or (5) the announcement of the Merger Agreement or the consummation of the Merger.

     Representations and warranties of Palisades and Merger Sub relate to, among other things:

o    the organization, good standing and legal power of Palisades and Merger
     Sub;

o the authority of Palisades and Merger Sub to enter into and consummate the transactions contemplated by the Merger Agreement;
o consents and approvals that need to be obtained in connection with the transactions contemplated by the Merger Agreement;
o the absence of violations of law or breaches of contract in connection with the transactions contemplated by the Merger Agreement;
o    compliance with applicable laws;
o    litigation;
o accuracy of information supplied by Palisades or Merger Sub for inclusion in this proxy statement;
o    financing of the transaction;
o    brokers;
o the formation of Merger Sub solely to engage in transactions contemplated by the Merger Agreement; and
o    lack of ownership of shares of Company common stock.

     The representations and warranties of each of the parties to the Merger Agreement will expire at the consummation of the Merger.

Conduct of Business Pending Merger

     We have agreed to covenants in the Merger Agreement that affect the conduct of our business between the date the Merger Agreement was signed and the consummation of the Merger. Prior to the consummation of the Merger, subject to specified exceptions, we and our subsidiaries are required to carry on our business in the ordinary course and, to the extent consistent therewith, use reasonable best efforts to preserve intact our business organizations and our relationships with agents, insureds and others having business dealings with us. In addition, absent the written consent of Palisades and subject to specified exceptions, we will not, and will not permit any of our subsidiaries to, among other things:

o declare or pay dividends on, or make any other distributions (whether in cash, stock, property or other thing of value) in respect of, any of our outstanding capital stock or any subsidiary's capital stock;
o split, combine, subdivide or reclassify any of our outstanding capital stock or issue or authorize the issuance of any securities in respect of or in substitution for shares of our outstanding capital stock;
o purchase, redeem, retire or otherwise acquire any shares of our outstanding capital stock or any rights, warrants or options to acquire such shares;
o issue, sell, grant, pledge or otherwise encumber any shares of our capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, such shares, voting securities or convertible securities;
o sell, lease, license or otherwise dispose of (including by way of reinsurance), or pledge, subject to a lien or otherwise encumber, any of our assets, except in the ordinary course of business consistent with past practice (it being understood that any such actions taken regarding investment assets which comply with our investment guidelines or any subsidiary's investment guidelines in effect on the date the Merger Agreement shall be deemed to be taken in the ordinary course of business);
o amend or change our certificate of incorporation, bylaws or other comparable organizational documents, or merge with or into or consolidate with any other person or entity;
o acquire any person or entity or division thereof, or a material portion of the assets of any of the foregoing, liquidate, dissolve or wind up our business or organize any new subsidiary;
o (i) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person or entity, except in the ordinary course of business consistent with past practice or
     (ii) make any loans or make or receive any capital contributions or other equity investment other than as to such matters related to our investment portfolio or any subsidiary's investment portfolio in the ordinary course of business consistent with past practice;
o abandon, modify, waive, terminate or otherwise change any material Company permit or any insurance subsidiary permit except as in the ordinary course of business consistent with past practice or may be required by applicable laws;
o except for terminations or amendments in the ordinary course of business consistent with past practice or renewals on substantially the same terms, terminate or materially amend any material contract as described in the Merger Agreement, or enter into or amend any material contract if entered into on the date of the Merger Agreement;
o unless required by applicable laws or to comply with changes in GAAP or SAP, change in any material respect any of our methods, policies, practices or principles with respect to financial or statutory accounting, reserving, hedging or investing or otherwise engaging in derivatives transactions, underwriting or claims administration or reinsurance;
o pay, discharge, settle or satisfy any claims, litigation, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) payment, discharge, settlement or satisfaction fully reserved against in our most recent consolidated financial statements included in the Company SEC Documents or (ii) on liabilities incurred since the date of such financial statements, payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice;
o amend or terminate any Company Employee Benefit Plan, except as may be required by applicable laws; or with respect to any employee, enter into or amend any employment or consulting contract or agreement, or increase compensation, wages or bonuses other than in the ordinary course of business consistent with past practice (provided there will be no increase in compensation, wages or bonuses paid to any of our Officers or Directors or our subsidiaries' Officers and Directors), or commit or agree to any changes in our severance terms or policies; or change in any material respect the terms for, or policies with respect to, the payment of commissions to any of our agents;
o except as required by applicable laws (i) settle or compromise any our material Tax liability or any material Tax liability of our subsidiaries that has not been fully accrued for in accordance with GAAP on the most recent financial statements that are included in the Company SEC Documents
     (ii) file any amended Tax Returns with respect to any material Taxes; (iii) make or change any material Tax election; (iv) change any annual Tax accounting period; (v) surrender any right to claim a material Tax refund; or (vi) waive or extend the statute of limitations in respect of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business);
o enter into, amend or modify any reinsurance agreement or treaty or amend, modify or otherwise revise any forms of insurance policy other than facultative reinsurance;
o make or agree to make any capital expenditure or expenditures in an amount that, in the aggregate, exceeds the aggregate amount of capital expenditures set forth for the period between March 13, 2008 and the Closing Date in the Company Disclosure Letter; or
o agree or commit in writing or otherwise to take any of the actions prohibited by these covenants.

Preparation of Proxy Statement; Shareholders Meeting

     The Merger Agreement requires us, as promptly as practicable, and in any event by June 11, 2008, to prepare and file with the SEC this proxy statement. Palisades, Merger Sub and their counsel were given an opportunity to review and comment on this proxy statement prior to its filing with the SEC. The Merger Agreement requires us to include in this proxy statement (i) the recommendation of the Board of Directors that the shareholders of the Company vote in favor of the approval of the Merger Agreement and (ii) the Opinion of Banc of America Securities.

     The Merger Agreement requires us, as promptly as reasonably practicable within 60 days following the SEC's approval of the filing of this proxy statement, to duly call, give notice of, convene and hold an annual or special meeting of our shareholders for the purpose of voting upon the Merger and the Merger Agreement. We agreed to mail this proxy statement to our shareholders in advance of such meeting in a timely manner in compliance with all applicable laws and with our organizational documents. We have agreed to take all lawful action to (i) solicit from our shareholders proxies in favor of the approval of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and (ii) take all other actions necessary or advisable to secure the vote or consent of our shareholders required by applicable law to obtain such approval, including confirming our Board's approval and recommendation of the terms of the Merger Agreement upon request; provided that we may (and at the request of Palisades will) extend the date of the shareholders meeting to the extent (A) necessary to obtain a quorum of our shareholders or (B) we reasonably determine that such delay is required by applicable law. At the Company shareholders meeting, Palisades and its affiliates have agreed to vote all shares of Company common stock owned by them, if any, in favor of approval of the Merger Agreement and approval of the Merger. As of this filing, Palisades and its affiliates did not own of record or beneficially any common stock of the Company, preferred stock of the Company or any options, warrants or other rights to acquire the common stock or preferred stock of the Company, except rights granted pursuant to the Merger Agreement. We will not be required to hold the shareholders meeting if the Merger Agreement is terminated before that meeting is held.

Access to Information; Confidentiality

     We have agreed, subject to restrictions of applicable law (including antitrust laws), to, and to cause each of our subsidiaries to, afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Palisades, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all of our and our subsidiaries' properties, personnel, books, contracts, records, commitments, officers and employees and, during such period, we have agreed to, and to cause each of our subsidiaries to, make available to Palisades:

o a copy of each report, schedule, registration statement and other document filed or received by us and our subsidiaries during such period pursuant to the requirements of federal or state securities laws, or the HSR Act, state insurance laws or the rules and regulations of self regulatory organizations and

o all other information concerning our and our subsidiaries' business, properties and personnel as Palisades may reasonably request.

     However, neither we nor our subsidiaries are required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of our customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any applicable law. Further, we may withhold any information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement dated November 2, 2007 between Palisades and us, which Confidentiality Agreement will remain in effect.

Reasonable Best Efforts

     Each of the parties has agreed to use, and to cause its respective subsidiaries to use, all reasonable best efforts to:

o take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, and

o obtain, and to cooperate with the other party to obtain, any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party that is required to be obtained by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by the Merger Agreement, including without limitation, the necessary approvals from the New Jersey Department of Banking and Insurance ("DOBI") with respect to the acquisition of control of the Company by Palisades; provided, however, that neither Palisades nor any of its affiliates shall be obligated (i) to accept any approval of the acquisition of control by DOBI which does not also include (as part of such approval or pursuant to a separate approval) authorization by DOBI that that the surviving corporation and its subsidiaries may non-renew at least 7,000 of the homeowners policies in the DOBI New Jersey Wind Map zip codes as in effect on March 13, 2008 that we had in effect on December 31, 2007 (plus a number at least equal to the number of any additional such policies written by us since that date), (ii) to divest any of their respective assets or any of the assets being acquired under the Merger Agreement, or (iii) to accept any condition imposed by any governmental entity that in Palisades' reasonable judgment would materially effect the respective businesses of Palisades, any of its affiliates or the surviving corporation, or otherwise materially reduce the benefits to Palisades, any of its affiliates or the surviving corporation resulting from the consummation of the transactions contemplated by the Merger Agreement. Palisades had agreed to use its reasonable best efforts to enlist unaffiliated third parties to provide coastal capacity for the affected non-renewed customers in the DOBI New Jersey Wind Map zip codes contemplated above. We have agreed that our Directors and Officers will cooperate and participate in Palisades' efforts to obtain a rating confirmation.

     On April 3, 2008, Palisades submitted a draft Form A to be made to DOBI with respect to its acquisition of control of the Company. Palisades has agreed to respond to all comments to such draft application, and requests for additional information in connection with such draft application, made by DOBI within 10 days and has agreed to keep us apprised of the status of all applications to, and proceedings before, governmental entities in connection with the transactions contemplated by the Merger Agreement and we have agreed to cooperate in the preparation of the Form A application.

Acquisition Proposals

     We have agreed that following the execution of the Merger Agreement we will not, and will (x) cause our and our subsidiaries' Officers, Directors and employees not to, and (y) direct, and use our reasonable best efforts to cause, our and our subsidiaries' agents and representatives not to, directly or indirectly:

o initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any acquisition proposal,

o have any discussions with, or provide any confidential information or data to, any person relating to an acquisition proposal, or engage in any negotiations concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal,

o waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligation of any person or entity other than Palisades or its affiliates, or

o approve, adopt or recommend, or propose to approve, adopt or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any acquisition proposal or propose or agree to do any of the foregoing.

An "acquisition proposal" means:

o any proposal or offer with respect to, or a transaction or series of transactions to effect, (x) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction or (y) any acquisition in any manner of 20% or more of our consolidated assets (including stock of our subsidiaries), or

o any purchase or sale of, or tender or exchange offer for, our equity securities that, if consummated, would result in any person or group of persons (or the shareholders of such person or group) beneficially owning securities representing 20% or more of our total voting power.

     Notwithstanding anything to the contrary in the Merger Agreement, our Board of Directors may, prior to the special meeting to approve the Merger, and subject to compliance with the other terms of the Merger Agreement and to first entering into a confidentiality agreement with such initiating person that contains provisions no less favorable to us than those in the confidentiality agreement with Palisades, engage in discussions and negotiations with, and provide nonpublic information or data to, or waive any "standstill" agreement with, any person that has made a bona fide unsolicited written acquisition proposal that our Board of Directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, (A) is, or is reasonably likely to lead to, a superior proposal and (B) for which the failure to take such action in connection therewith would reasonably be expected to result in a violation of its fiduciary duties under applicable laws; provided, that contemporaneously with furnishing any non-public information to such initiating person, we furnish such non-public information to Palisades to the extent such information has not been previously furnished to Palisades.

     A "superior proposal" means a bona fide written acquisition proposal which our Board of Directors concludes in good faith, after consultation with its financial advisors and outside legal advisor, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation):

o is more favorable to our shareholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement, and

o    is fully financed or reasonably capable of being fully financed;

o provided, however, that, for purposes of this definition, the reference to "20% or more of its total voting power" in the definition of "acquisition proposal" shall be deemed to be a reference to "80% or more of its total voting power" and the reference to "20% or more of its consolidated assets" shall be deemed to be a reference to "80% or more of its consolidated assets"; and provided, further, that no acquisition proposal shall be deemed a superior proposal unless and until (x) we have given Palisades at least five business days' prior written notice of the current terms and conditions of any such acquisition proposal and have contemporaneously provided a copy of the relevant proposed transaction agreement and other material documents (and in the event of any material change to the financial or other material terms of such acquisition proposal, we will, in each case, have delivered to Palisades an additional notice and the notice period shall recommence), (y) we have negotiated in good faith with Palisades during such notice period, to the extent, if at all, Palisades wishes to negotiate, to enable Palisades to propose changes to the terms of the Merger Agreement that would cause such acquisition proposal to no longer constitute a superior proposal, and (z) our Board of Directors will have considered in good faith (after consultation with independent financial advisors and outside legal counsel) any changes to the Merger Agreement proposed in writing by Palisades and will have determined that the acquisition proposal would continue to constitute a superior proposal if such changes were to be given effect.

     We have agreed to promptly (and in any event within 24 hours) notify Palisades after receipt of any acquisition proposal, or any request for nonpublic information relating to us or any of our subsidiaries by any third party that informs us or any of our subsidiaries that such third party is considering making, or has made, an acquisition proposal, or any inquiry from any third party seeking to have discussions or negotiations with us relating to a possible acquisition proposal, and to provide Palisades a copy of any such acquisition proposal (or a written summary of the material terms of any such acquisition proposal not made in writing). We have agreed to also promptly (and in any event within 24 hours) notify Palisades in writing if we enter into discussions or negotiations concerning any acquisition proposal with, or provide nonpublic information or data to, any third party in accordance with the Merger Agreement, including the identity of such third party, and keep Palisades informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis. We have agreed that we and our subsidiaries shall not enter into any confidentiality agreement with any person subsequent to the execution of the Merger Agreement that prohibits us from providing the information contemplated in the Merger Agreement to Palisades.

     We have agreed that our Board of Directors will not (i) withhold, withdraw, amend, change, qualify or modify in a manner adverse to Palisades, or publicly propose to withhold, withdraw, amend, change, qualify or modify in a manner adverse to Palisades, its recommendation to our shareholders in favor of the Merger; (ii) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer; or (iii) approve, adopt or recommend or publicly propose to approve or recommend to our shareholders or enter into any letter of intent, memorandum of understanding, agreement, option agreement or similar agreement or arrangement with respect to any acquisition proposal. Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval required by the Company's shareholders: (A) in response to an acquisition proposal that did not arise directly or indirectly from a material breach of the Merger Agreement, our Board of Directors may, if it determines in good faith, after consultation with its independent legal and financial advisors, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to shareholders under applicable law, make a change in recommendation; provided, that our Board of Directors has determined in good faith that such acquisition proposal constitutes a superior proposal; or (B) in circumstances other than those described in (A) above, our Board of Directors may, if it determines in good faith, after consulting with its independent legal and financial advisors, that the failure to take such action would be reasonably likely to result in a breach of the its fiduciary duties to shareholders under applicable law, take any of the actions described in clause (i) of this paragraph and shall not be required to solicit proxies in favor of approval of the Merger and shall not be required to mail this Proxy Statement or hold the special meeting; provided, that (1) we have notified Palisades in writing that our Board of Directors is prepared to make the determination set forth in clause
(B) setting forth the reasons therefor in reasonable detail, and

(2) at least five days following effective delivery of such notice to Palisades, our Board of Directors, after the conclusion of the negotiations and five-day notice period provided for in the Merger Agreement, if applicable, remains prepared to make the determination described in clause (B) after taking into account adjustments, if any, proposed by Palisades to the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. If the Board of Directors changes its recommendation in accordance with these guidelines, it must terminate the Merger Agreement and pay a termination fee to Palisades.

     We have agreed (i) to, and to cause our subsidiaries, and our and our subsidiaries' Officers, Directors, agents, representatives and advisors to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted with respect to any acquisition proposal, and (ii) to not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which we or any of our subsidiaries are a party with respect to any acquisition proposal.

     Nothing contained in the Merger Agreement will prohibit us or our Board of Directors from (i) taking and disclosing to shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to shareholders if, in the good faith judgment of our Board of Directors, after consultation with its independent legal advisors, failing to make such disclosure would be inconsistent with applicable law; provided that any such disclosure shall be deemed to be a change of recommendation unless such disclosure contains a recommendation against any acquisition proposal and a reaffirmation of our Board's recommendation in favor of the Merger, or our Board of Directors publicly reaffirms its recommendation in favor of the Merger within two (2) business days of a request by Palisades to do so.

Fees and Expenses

     Subject to limited exceptions relating to termination of the Merger Agreement, we and Palisades have agreed that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expense. One exception involves the failure of the Company's shareholders to approve the Merger, in which case the expenses incurred by Palisades in connection with the Merger Agreement and the Merger will be reimbursed by the Company, subject to a $1,500,000 cap.

Certain Actions

     Palisades had agreed that for a period of not less than 12 months (i) to use its reasonable best efforts to provide homeowners new business capacity to our partner agents, appointed or already appointed by Palisades subject to underwriting guidelines established and on file by Palisades, and (ii) to cause homeowners customers of appointed agents who are eligible for renewal, except certain coastal policies non-renewed as set forth in the Merger Agreement, to be offered renewals subject to underwriting guidelines established by Palisades.

Indemnification

     We and Palisades have agreed that from and after the Effective Time, Palisades will, or will cause the surviving corporation, to the fullest extent permitted by applicable laws, to indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to March 13, 2008 or who becomes prior to the Effective Time, any of our Officers or Directors or any Officer or Director of our subsidiaries, only in their capacity as such against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an Officer or Director of ours or any of our subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time to the same extent such persons are indemnified or have the right to advancement of expenses as of March 13, 2008 pursuant to our Certificate of Incorporation and Bylaws, as in effect on March 13, 2008.

     For a period of six years after the Effective Time, Palisades has agreed to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by us (provided that Palisades may substitute policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that prior to the consummation of the Merger we will arrange for the provision of, and as of the date of the consummation of the Merger, we will have in effect, and will have prepaid any annual premiums applicable to, policies of directors' and officers' liability insurance in effect for a period of six years following the Closing Date with aggregate coverage limits no less than $50,000,000 and at a total cost at or below $4,000,000 and which are otherwise substantially similar to, or better, in the coverages and exclusions from coverages and the terms and conditions provided for or contained in the directors' and officers' policies currently maintained by us (the "Tail Coverage"). We have agreed that we may not act as our own insurer for the Tail Coverage. Palisades has agreed to, within one day of notice of the purchase of the Tail Coverage by us, or upon the purchase of substantially comparable, or better, directors' and officers' liability insurance coverage that will go into effect prior to the Effective Time that provides a commitment by the insurer to continue such coverage through the tail period, reimburse us for up to $1,000,000 of the amount paid by us for the Tail Coverage or the amplified coverage (but not both).

Benefit Plans

     Palisades has agreed that, for a period of 18 months immediately following the consummation of the Merger, the compensation, benefits and coverage provided to those individuals who are employed by us or any of our subsidiaries immediately prior to the consummation of the Merger and continue to be employees of the surviving corporation or its subsidiaries as of the date of the consummation of the Merger pursuant to employee benefit or compensation plans or arrangements maintained by Palisades or the surviving corporation and its subsidiaries will be, in the aggregate, substantially comparable (determined without regard to equity-based plans and programs) to those provided to such affected employees immediately prior to the consummation of the Merger.

     Palisades has agreed to cause the surviving corporation and its subsidiaries to use reasonable best efforts to, give the affected employees full credit for purposes of eligibility and vesting (and for purposes of determining the amount of vacation and paid time off) for such affected employees' service with us or any of our subsidiaries under employee benefit plans (other than equity-based plans) of Palisades, the surviving corporation or its subsidiaries to the same extent recognized by us or such subsidiary immediately prior to the consummation of the Merger except to the extent that recognition of such service results in the duplication of benefits.

     Palisades has agreed to, or to cause the surviving corporation and its subsidiaries to use reasonable best efforts to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the affected employees under any welfare benefit plan established by such affected employees, in which such affected employees may be eligible to participate after the consummation of the Merger, other than limitations or waiting periods that are already in effect with respect to such affected employees and that have not been satisfied as of the date of such establishment under any welfare plan maintained for the affected employees immediately prior to the Effective Time, and (ii) provide each affected employee with credit for any co-payments and deductibles paid prior to the date of such establishment and paid within the same plan year as the year in which the consummation of the Merger occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such affected employees are eligible to participate in after the consummation of the Merger for such year.

     Palisades has agreed to cause the surviving corporation and its subsidiaries to honor all employment, severance, consulting and retention agreements or arrangements and all our employee benefit plans; provided, however, that Palisades or the surviving corporation is not prevented from exercising its respective rights with respect to such agreements or arrangements and all our employee benefit plans in accordance with their terms, including, but not limited to, the right to alter, terminate or otherwise amend all such agreements and arrangements and our employee benefit plans.

Non-Compete

     Palisades has agreed that if Palisades shall at any time be required to pay the termination damages set forth in the Merger Agreement, from such date until the second anniversary thereof, neither Palisades nor its affiliates will solicit any holder of a Company Policy, other than by way of general solicitations not specifically targeted to a holder of a Company Policy, nor shall Palisades or its affiliates utilize any agents or brokers appointed by both us and Palisades to solicit any Company Policy. "Company Policy" means any of our policies in effect on date that any termination damage payment is required to be paid under the Merger Agreement.

Other Covenants and Agreements

     The Merger Agreement contains other covenants and agreements, including covenants and agreements relating to delisting our common stock from the Nasdaq Stock Market, public announcements regarding the Merger, taking all necessary action to carry out the Merger Agreement and the exemption of company insiders pursuant to Rule 16b-3.

Conditions Precedent

     The obligation of each party to effect the Merger is subject to satisfaction or waiver on or prior to the closing date of the Merger of the following conditions:

o Shareholder Approval. We will have obtained the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock at the special meeting to approve the Merger Agreement and the Merger.

o HSR Approval. The applicable waiting periods under the HSR Act shall have expired or been terminated.

o Regulatory Matters. Other than the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey, all material authorizations, consents, orders, approvals of or declarations or filings with, and all expirations of waiting periods required from, any governmental entity that is required to be obtained in connection with the consummation of the Merger and the transactions contemplated thereby will have been filed, have occurred or been obtained. All requisite regulatory approvals will be in full force and effect without any unsatisfied conditions, restrictions or requirements and any conditions imposed in connection with the foregoing, individually or in the aggregate, shall not obligate Palisades or any of its affiliates (i) to accept any approval of the acquisition of control by DOBI which does not also include (as part of such approval or pursuant to a separate approval) authorization by DOBI that that the surviving corporation and its subsidiaries may non-renew at least 7,000 of the homeowners policies in the DOBI New Jersey Wind Map zip codes that we had in effect on December 31, 2007 (plus a number at least equal to the number of any additional such policies written by us since that date), (ii) to divest any of their respective assets or any of the assets being acquired under the Merger Agreement, or (iii) to accept any condition imposed by any governmental entity that in Palisades' reasonable judgment would materially affect the respective businesses of Palisades, any of its affiliates or the surviving corporation, or otherwise materially reduce the benefits to Palisades, any of its affiliates or the surviving corporation resulting from the consummation of the transactions contemplated by the Merger Agreement.

o No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity of competent jurisdiction that makes the consummation of the Merger illegal or otherwise prevents or prohibits the Merger.

     The obligation of Palisades and Merger Sub to effect the Merger is subject to satisfaction or waiver on or prior to the closing date of the Merger of the following additional conditions:

o Representations and Warranties. Our representations and warranties set forth in the Merger Agreement, disregarding all qualifications and exceptions therein relating to materiality or Material Adverse Effect, must be true and correct as of March 13, 2008 and, except to the extent such representations and warranties speak as of an earlier date, as of the closing date of the Merger as though made on and as such date, subject to such exceptions as do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, except for certain representations, including those relating to capital structure and absence of certain changes which must be true and correct as of March 13,

     2008 and as of the closing date of the Merger as though made on and as such date. Palisades must have received a certificate signed on behalf of us by our Chief Executive Officer and our Chief Financial Officer to such effect.

o Performance of Obligations of the Company. We must have performed or complied with the agreements and covenants required to be performed by us under the Merger Agreement at or prior to the closing date of the Merger that are qualified as to materiality or Material Adverse Effect and we must have performed or complied in all material respects with all other obligations required to be performed by us under the Merger Agreement at or prior to the closing date of the Merger, except for certain agreement and covenants relating to the conduct of our business between March 13, 2008 and the closing date of the Merger which we must have performed or complied with such in all respects at or prior to the closing date of the Merger. Palisades must have received a certificate signed on behalf of us by our Chief Executive Officer and our Chief Financial Officer to such effect.

o    Other Conditions.

     o The Tail Coverage must be in effect and must have been procured at a total cost at or below $4,000,000.

     o As of the end of our most recent fiscal quarter or fiscal year, as applicable, for which financial statements have been filed with the SEC or statutory statements with DOBI, as applicable, our total shareholders' equity, as determined on a consolidated basis and in accordance with GAAP applied on a consistent basis, must not be less than $129,600,000, and the total capital and surplus of Proformance Insurance Company, as determined in accordance with SAP applied on a consistent basis and set forth in the statutory statements of admitted assets, liabilities, and capital and surplus, must not be less than $113,400,000; provided, that, the net reserves reflected in such statements must be not less than the amount equal to the sum of (A) the minimum amount in the range of net reserves recommended in the most recent Actuary report at or prior to the time of closing, plus
          (B) 45% of the difference between the maximum amount of such range and the minimum amount of such range. In the case of each of the foregoing, the determination of such amounts shall not give effect to
          (i) any costs of the financial advisor which have been disclosed pursuant to the Merger Agreement and (ii) premiums paid by us for the purchase of the Tail Coverage or the amplified coverage (less any reimbursement thereof by Palisades).

     o No investigation or proceeding by any governmental entity, in each case involving matters that give rise to allegations of criminal activity or fraud, involving us, any of our Subsidiaries or any of the respective Directors or Officers in their capacity as such, will be pending which could reasonably be likely to have a Material Adverse Effect.

     o The A.M. Best Financial Strength Rating of Proformance Insurance Company shall be at least "B-" (B-minus), or better.

     Our obligation to effect the Merger is subject to satisfaction or waiver on or prior to the closing date of the Merger of the following additional conditions:

o Representations and Warranties. The representations and warranties of Palisades and Merger Sub set forth in the Merger Agreement, disregarding all qualifications and exceptions therein relating to materiality or Material Adverse Effect, must be true and correct as of March 13, 2008 and, except to the extent such representations and warranties speak as of an earlier date, as of the closing date of the Merger as though made on and as of such closing date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Palisades. We must have received a certificate signed on behalf of Palisades by the Chairman and Chief Executive Officer and the Chief Financial Officer of Palisades to such effect.

o Performance of Obligations of Palisades and the Merger Sub. Palisades and Merger Sub must have performed or complied with all agreements and covenants required to be performed by it under the Merger

     Agreement at or prior to the closing date of the Merger that are qualified as to materiality or Material Adverse Effect and must have performed or complied in all material respects with all other obligations required to be performed by it under the Merger Agreement at or prior to such closing date. We must have received a certificate signed on behalf of Palisades by the Chairman and Chief Executive Officer and the Chief Financial Officer of Palisades to such effect.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective
Time:

o    by mutual written consent of Palisades and the Company;

o by either Palisades or the Company, upon written notice to the other party, if a governmental entity of competent jurisdiction which must grant a requisite regulatory approval has denied approval of the Merger and such denial has become final and unappealable; or any governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and unappealable; provided that such right to terminate the Merger Agreement must not be available to any party whose failure to comply with any provision of the Merger Agreement has been the cause of such action;

o by either Palisades or the Company, upon written notice to the other party, if the Merger shall not have been consummated on or before September 5, 2008; provided that such right to terminate the Merger Agreement must not be available to any party whose failure to comply with any provision of the Merger Agreement has been the cause of the failure of the Effective Time to occur on or before such date if such failure to comply constitutes a breach of the Merger Agreement;

o by Palisades, upon written notice to the Company that (A) our Board of Directors or any committee thereof shall have for any reason effected a change in recommendation; (B) we fail to include the recommendation of our Board of Directors in favor of the Merger Agreement in this Proxy Statement; (C) we fail to convene and hold our shareholders meeting within 60 days following the SEC's approval of the filing of this Proxy Statement as required by the Merger Agreement; or (D) our Board of Directors will have failed to publicly reconfirm its approval and recommendation of the terms of the Merger Agreement, at any time prior to the approval required by the Company's shareholders within two (2) business days of a written request from Palisades to do so provided that, except as otherwise provided in the Merger Agreement, Palisades will only be entitled to two such requests;

o by the Company in certain circumstances when our Board makes a change in recommendation pursuant to Merger Agreement;

o by either Palisades or the Company, upon written notice to the other party, if there shall have been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of such other party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date of the Merger, the failure of certain conditions set forth in the Merger Agreement relating to representation and warranties or performance of obligations, and which breach has not been cured within 60 days following written notice thereof to the breaching party or, by its nature, cannot be cured within such time period; provided, that such right to terminate the Merger Agreement must not be available to any party that is then in material breach of the Merger Agreement and that such material breach would result in the closing conditions set forth in Merger Agreement relating to representation and warranties or performance of obligations not being satisfied;

o by either Palisades or the Company, if the approval required by the Company's shareholders will not have been obtained upon a vote taken on the Merger Agreement and the transactions contemplated by the Merger Agreement at our duly convened shareholders meeting; or

o by Palisades, upon written notice to the Company, if the A.M. Best Financial Strength Rating of Proformance Insurance Company is lower than a "B-" (B-minus) at any time following March 13, 2008 and prior to the closing date of the Merger.

Termination Fee

     We must pay Palisades as promptly as reasonably practicable (and, in any event, within two business days following such termination described below) and Palisades must accept as its exclusive remedy, by wire transfer of immediately available funds, the sum of $2,100,000 as the termination fee if the Merger Agreement is terminated as follows:

o if we terminate the Merger Agreement pursuant to termination rights set forth in the Merger Agreement regarding certain circumstances when our Board makes a change in recommendation;

o if Palisades shall terminate the Merger Agreement pursuant to termination rights set forth in the Merger Agreement regarding our breach of any of the covenants or agreements or any of the representations or warranties on our part, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the closing date of the Merger, the failure of certain conditions set forth in the Merger Agreement relating to representation and warranties or performance of obligations, and which breach has not been cured within 60 days following written notice thereof to us or, by its nature, cannot be cured within such time period; or

o if (A) we or Palisades terminate the Merger Agreement pursuant to the Merger Agreement because the approval required by the Company's shareholders shall not have been received, (B) at any time after March 13, 2008 and at or before the date of the Company shareholders' meeting an acquisition proposal with respect to us is publicly announced, and (C) within twelve months after the date of such termination of the Merger Agreement, we or any of our subsidiaries enter into any definitive agreement with respect to, or consummate, any acquisition proposal.

     The Company shall reimburse, up to $1,500,000, all costs and expenses incurred by Palisades and the Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby in certain circumstances, including in the event that the Company or Palisades terminates the Merger Agreement because the approval required by the Company's shareholders shall not have been obtained at the Company's shareholder meeting, subject to certain restrictions.

Termination Damages

o In the event that (i) the Company and Palisades have each satisfied the conditions to closing required to be performed under the Merger Agreement prior to September 5, 2008, unless waived by the Company and Palisades,
     (ii) no Material Event has occurred and is continuing and (iii) Palisades fails to close the Merger within the period provided for in the Merger Agreement, Palisades is obligated to pay to the Company termination damages of $8,000,000 upon termination of the Merger Agreement by us; provided, such amount shall be reduced to $6,000,000 following the date upon which a completed submission of a draft Form A is made to DOBI.

o In the event that (i) the Company and Palisades have each satisfied the conditions to closing required to be performed under the Merger Agreement prior to September 5, 2008, unless waived by the Company and Palisades,
     (ii) a Material Event has occurred and is continuing and (iii) Palisades fails to close the Merger within the period provided for in the Merger Agreement, Palisades is obligated to pay to the Company termination damages of $5,000,000 upon termination of the Merger Agreement by us; provided, such amount shall be reduced to $3,000,000 following the date upon which a completed submission of a draft Form A is made to DOBI.

o The amount of any of the above described termination damages payable to us pursuant to the Merger Agreement will be reduced (or, following the date upon which a completed submission of a draft Form A is made to DOBI, further reduced) by $2,000,000 if, at any time subsequent to the date of the Merger

     Agreement but prior to the date the Merger Agreement is terminated, the A.M. Best Financial Strength Rating of Proformance Insurance Company is "B" or "B-" (B-minus).

     "Material Event" means (i) any representation or warranty of the Company, made as of March 13, 2008 or as of the date that all other conditions to closing required to be performed by us under the Merger Agreement have been met, not having been true and correct in all respects as of either such date, disregarding all qualifications and exceptions therein relating to materiality or Material Adverse Effect; provided that the effect from all such breaches would be reasonably expected to result in liabilities, expenses, losses and damages to Palisades and/or us which in aggregate exceed $5,000,000; and provided, further, that no liability, expense, loss or damage in an individual amount reasonably expected to be less than $10,000 shall be included in the aggregate $5,000,000 calculation set forth in the preceding proviso; (ii) the failure of the condition, that as of the end of our most recent fiscal quarter or fiscal year our total shareholders' equity must not be less than $129,600,000 and the total capital and surplus of Proformance Insurance Company must not be less than $113,400,000, to be met had the reference to "$129,600,000" been replaced with a reference to "$136,800,000" or had the reference to "$113,400,000" been replaced with a reference to "$119,700,000" or (iii) any pending action, suit, litigation, investigation, inquiry or proceeding by any governmental entity, in each case involving matters that give rise to allegations of criminal activity or fraud involving us, any of our subsidiaries or any of our respective Directors or Officers in their capacity as such.

     Palisades payment of the termination damages described above is the sole and exclusive remedy of the Company and its subsidiaries against Palisades, the Merger Sub and any of their respective former, current or future Directors, officers, employees, and other related parties for any loss or damage suffered by the Company, its subsidiaries or any other person or entity resulting from the failure of Palisades and the Merger Sub to consummate the Merger.

Governing Law

     The Merger Agreement is governed by, and construed in accordance with (a) the laws of the State of New Jersey with respect to matters, issues and questions relating to the fiduciary duties of the Board of Directors and officers of each of the Company, Palisades and Merger Sub and other matters to which the laws of the State of New Jersey are mandatorily applicable, and (b) the laws of the State of New York with respect to all other matters, issues and questions regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Amendment, Extension and Waiver

     The Merger Agreement may be amended by the parties to the Merger Agreement at any time before or after shareholder approval of the matters presented in connection with the Merger, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

     At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                              THE VOTING AGREEMENT

     This section describes the voting agreement among Palisades Safety and Insurance Association, Apollo Holdings, Inc. and James V. Gorman. The description is not complete, and you should read the voting agreement for a more complete understanding of its terms. The complete text of the voting agreement is attached to this proxy statement as Exhibit B and is incorporated by reference into this proxy statement.

     Concurrently with the execution of the Merger Agreement, James V. Gorman, on behalf of himself, entered into a voting agreement with Palisades Safety and Insurance Association and Apollo Holdings, Inc. He agreed, among other things and subject to certain exceptions, from and after March 13, 2008 until the expiration date to:

o appear at any meeting of our shareholders and cause all of his common shares and any other common shares which he acquires beneficial ownership of after March 13, 2008 to be counted as present for purposes of calculating the quorum; and

o vote all of his common shares and any other common shares which he acquires beneficial ownership of after March 13, 2008 (i) in favor of the recommendation of our Board of Directors to our shareholders; (ii) against any acquisition proposal, or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any acquisition proposal (other than the Merger and other than following any change in recommendation and termination of the Merger Agreement made by our Board of Directors pursuant to the requirements of the Merger Agreement), and (iii) in favor of any proposal to adjourn a shareholders' meeting which we, the Merger Sub and Palisades support.

"Expiration date" means the earliest to occur of (i) the Effective Time; (ii) such date as the Merger Agreement is terminated pursuant to Article VIII of the Merger Agreement; or (iii) upon mutual written agreement of the parties to terminate the voting agreement.

     From and after March 13, 2008 until, (A) in the case of clause (i) below, the Expiration Date, and (B) in the case of clause (ii) below, immediately after the vote is taken at a meeting of our shareholders (taking into account any postponements or adjournments thereof) for the purpose of approving the adoption and approval of the Merger Agreement and the transactions contemplated thereby, Mr. Gorman must not, except as contemplated by the voting agreement or the Merger Agreement, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of his common shares and any other common shares which he acquires beneficial ownership of after March 13, 2008 or (ii) sell, transfer, assign, dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, the beneficial ownership of any of his common shares.

     From and after March 13, 2008 until the Expiration Date, neither Mr. Gorman nor his affiliates will solicit proxies or become a participant in any solicitation in opposition to the solicitation of proxies by us and Palisades for the Merger Agreement. From and after March 13, 2008 until the Expiration Date, in all public statements and public filings made with respect to the voting of his common shares, Mr. Gorman and his affiliates will indicate that they are voting in favor of the Merger Agreement and otherwise in accordance with the voting agreement.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 5% of the Company's outstanding shares as of March 31, 2008:

Title of Class    Name of Beneficial Owner        Amount and Nature       Percent
                                                of Benefical Ownership    of Class
--------------    ------------------------      ----------------------    --------

Common Stock      Hovde Capital Advisors LLC          1,642,218 (1)        14.8%
                  1826 Jefferson Place, N.W.
                  Washington, D.C. 20016

Common Stock      James V. Gorman                     1,572,340 (2)        14.1%
                  National Atlantic
                    Holdings Corp.
                  4 Paragon Way
                  Freehold, NJ 07728

Common Stock      Goldman Sachs Asset                   622,109 (3)         5.6%
                    Management, L.P.
                  32 Old Slip
                  New York, NY 10005



(1) Hovde Capital Advisors LLC reported in Schedule 13D filed on February 8, 2008, that a total of 1,642,218 shares are beneficially owned by the following individuals and entities: Eric D. Hovde, a resident of the District of Columbia ("EDH"); Richard J. Perry, Jr., a resident of the State of Maryland ("RJP"); Hovde Capital Advisors LLC, a Delaware limited liability company ("HCA"); Financial Institution Partners, L.P., a Delaware limited partnership ("FIP LP"); Financial Institution Partners, Ltd, a Cayman Islands exempted company ("FIP LTD"); Financial Institution Partners III, L.P., a Delaware limited partnership ("FIP III"); Financial Institution Partners IV, L.P., a Delaware limited partnership ("FIP IV"); The Eric D. and Steven D. Hovde Foundation, an irrevocable trust (the "Foundation"); The Hovde Financial, Inc. Profit Sharing Plan and Trust, an employee retirement plan (the "Plan"); The Britta Ann Hovde Trust, an irrevocable trust (the "BAH Trust"); and The Carlin Christine Tucker Trust, an irrevocable trust (the "CCT Trust").

(2) Includes options to purchase 60,200 shares of our common stock, all of which are fully vested and exercisable.

(3) Based solely on information contained in Schedule 13G filed by Goldman Sachs Asset Management. L.P on February 1, 2008


                    SHAREHOLDINGS OF DIRECTORS AND MANAGEMENT


     As of March 31, 2008, the directors of the Company, the named executive officers and all executive officers and directors of the Company as a group, beneficially owned common shares of the Company as set forth in the table below:


----------------------------------------------------------------------------------------------------
      Title of Class                      Name                     Amount and Nature        Percent
                                    of Beneficial Owner           of Benefical Ownership    of Class

----------------------------------------------------------------------------------------------------
        Common Stock      James V. Gorman                               1,572,340 (1)          14.1%
                          Chairman of the Board of Directors
                          and Chief Executive Officer of
                          NAHC and Proformance

        Common Stock      Bruce C. Bassman                                  1,350                 *
                          Senior Vice President and
                          Chief Actuarial Officer of NAHC

        Common Stock      Peter A. Cappello, Jr.                           49,316 (2)             *
                          Director of NAHC and Chief Financial
                          Officer of Proformance

        Common Stock      Cornelius E. Golding                              3,700                 *
                          Director of NAHC

        Common Stock      Dr. Martin I. Krupnick, Psy.D.                      800 (3)             *
                          Director of NAHC

        Common Stock      Thomas M. Mulhare                                     _                 _
                          Director of NAHC

        Common Stock      Frank J. Prudente                                43,000 (4)             *
                          Executive Vice President, Treasurer
                          and Chief Accounting Officer of NAHC

        Common Stock      John E. Scanlan                                  12,900 (5)             *
                          Executive Vice President and Chief
                          Underwriting Officer of NAHC and
                          Proformance

        Common Stock      Thomas J. Sharkey, Sr.                           47,365                 *
                          Director of NAHC and Proformance

        Common Stock      Steven V. Stallone                               70,219 (6)             *
                          Director of NAHC and Proformance

        Common Stock      Candace L. Straight                               2,000                 *
                          Director of NAHC and Proformance

        Common Stock      Directors and executive officers as a
                          group (11 persons)                            1,802,990              16.2%

*    Less than 1%.

(1) Includes options to purchase 60,200 shares of our common stock, all of which are fully vested and exercisable.

(2) Includes options to purchase 21,500 shares of our common stock, all of which are fully vested and exercisable.

(3) Sole voting and sole investment power with respect to 200 of the 800 shares of common stock.

(4) Includes options to purchase 43,000 shares of our common stock, all of which are fully vested and exercisable.

(5) Includes options to purchase 12,900 shares of our common stock, all of which are fully vested and exercisable.

(6) Includes options to purchase 21,500 shares of our common stock, all of which are fully vested and exercisable.

       MARKET PRICE OF NATIONAL ATLANTIC HOLDINGS CORPORATION COMMON STOCK

     National Atlantic Holdings Corporation Common Stock is traded on the Nasdaq Stock Market under the symbol "NAHC." The following table sets forth the high and low sales prices per share of Company common stock on the Nasdaq Stock Market for the periods indicated.

                               Market Information

                                                               Common Stock
                                                            -------------------
                                                             High        Low
                                                            --------   --------

Fiscal Year Ended December 31, 2005
2nd Quarter (beginning April 21, 2005)                       $12.15    $  9.75
3rd Quarter                                                  $13.40    $ 10.25
4th Quarter                                                  $12.00    $  9.92
Fiscal Year Ended December 31, 2006
1st Quarter                                                  $12.00    $ 10.25
2nd Quarter                                                  $11.70    $  9.35
3rd Quarter                                                  $10.90    $  8.02
4th Quarter                                                  $13.70    $  9.93
Fiscal Year Ending December 31, 2007
1st Quarter                                                  $13.25    $ 10.75
2nd Quarter                                                  $13.25    $ 11.51
3rd Quarter                                                  $14.45    $  9.36
4th Quarter                                                  $10.34    $  3.66
Fiscal Year Ending December 31, 2008
1st Quarter                                                  $ 5.99    $  3.85


     The closing sale price of a share of Company common stock on the Nasdaq Stock Market on March 12, 2008, which was the last full trading day before our Board of Directors met to consider approval of the Merger and the Merger Agreement, was $5.46 per share. On [ ], the last trading day before the date of this proxy statement, the closing price for a share of Company common stock on the Nasdaq Stock Market was $[ ]. You are encouraged to obtain current market quotations for a share of Company common stock in connection with voting your shares.

     As of [ ], the last trading day before the date of this proxy statement, there were [ ] registered holders of shares of Company common stock.

                    MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

     In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of this proxy statement was delivered. Requests for additional copies of this proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, New Jersey 07728, Attention: Investor Relations, telephone: 732-665-1145. In addition, shareholders who share a single address but receive multiple copies of this proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

                          FUTURE SHAREHOLDERS PROPOSALS

     If the Merger is completed, we will have no public shareholders and no public participation in any future shareholder meetings. If the Merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold an annual meeting of shareholders in 2008, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2008 annual shareholders meeting in accordance with Rule 14a-8 under the Exchange Act. Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company no later than May 15, 2008 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company's Board of Directors. If a shareholder intends to present a proposal at the 2008 annual meeting and does not notify the Company of such proposal by May 15, 2008, or if a shareholder intends to nominate a Director at the 2008 annual meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company's Board of Directors for use at the annual meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the proxy statement for that annual meeting.

     In each case written notice must be given to the Secretary of the Company, whose name and address are: Douglas A. Wheeler, Esq., 4 Paragon Way, Freehold, New Jersey 07728.

                                  OTHER MATTERS

     As of the date of this proxy statement, our Board of Directors is not aware of any matter to be presented for action at the special meeting, other than the matters set forth in this proxy statement. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their discretion.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated
[ ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to shareholders does not create any implication to the contrary.

     If you have questions about the special meeting or the Merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, New Jersey 07728, Attention: Investor Relations, telephone: 732-665-1145.

                                 REVOCABLE PROXY

                     NATIONAL ATLANTIC HOLDINGS CORPORATION

                             ----------------------

             Proxy Solicited on Behalf of the Board of Directors of

                     National Atlantic Holdings Corporation
               for the Special Meeting to be held on June 23, 2008

The undersigned hereby constitutes and appoints each of James V. Gorman and Frank J. Prudente, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the common stock of National Atlantic Holdings Corporation (the "Company") held of record by the undersigned on the record date at the special meeting of shareholders of the Company to be held on June 23, 2008 at 9:30 a.m. Eastern Daylight Time, at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey 08520, and at any adjournment or postponement thereof on all matters coming before said meeting.

You are encouraged to specify your vote by marking the appropriate box but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation, which is "FOR" (i) the approval of the Merger Agreement and the Merger and (ii) the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement and the Merger, if such adjournment or postponement is proposed by the Board of Directors. The proxies cannot vote your shares unless you sign and return this card. Any proxy may be revoked in writing at any time prior to the voting thereof.

Any proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional shareholder votes.

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

                                   PLEASE VOTE


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

--------------------------------------------------------------------------------

PROPOSAL 1.    To approve the Agreement and Plan of    FOR    AGAINST    ABSTAIN
Merger, dated as of March 13, 2008 and subsequently    |_|      |_|        |_|
amended and restated,  by and among National
Atlantic, Holdings Corporation, Palisades Safety and Insurance Association and Apollo Holdings, Inc. and approve the Merger contemplated thereby as more fully described in the Proxy Statement relating thereto.

PROPOSAL 2. To adjourn or postpone the Special         FOR    AGAINST    ABSTAIN
Meeting, if necessary or appropriate, to solicit       |_|      |_|        |_|
additional proxies if there are such insufficient votes at the time of the Special Meeting to approve the Merger Agreement and the Merger, if such adjournment or postponement is proposed by the Board of Directors.


Name:                                        Title:
               -------------------------               -------------------------

Number of Company
shares held:
               -------------------------

Signature:                                   Date:
               -------------------------               -------------------------

Please sign this Proxy exactly as your name appears on your stock certificates. If you are signing as a representative of the named shareholder (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.


    Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.